                                                                   Exhibit 10.17
                                                                   -------------

                          LOAN AND SECURITY AGREEMENT



                          TeleSpectrum Worldwide Inc.,
                           TLSP Trademarks, Inc., and
                             TLSP Investments, Inc.

                                      with

                          Mellon Bank, N.A., as Agent

                                      and

            Mellon Bank, N.A. and each of the Financial Institutions
                        Now or Hereafter a Party Hereto

                               TABLE OF CONTENTS

                                                                   PAGE

SECTION 1.  DEFINITIONS AND INTERPRETATION.........................   1
 1.1  Terms Defined................................................   1
      -------------
 1.2  Accounting Principles........................................  13
      ---------------------


SECTION 2.  THE LOANS..............................................  14
 2.1  Revolving Credit - Description...............................  14
      ------------------------------
 2.2  Letters of Credit............................................  15
      -----------------
 2.3  Advances, Conversions, Renewals and Payments.................  16
      --------------------------------------------
 2.4  Revolving Credit Interest....................................  20
      -------------------------
 2.5  Additional Interest Provisions...............................  22
      ------------------------------
 2.6  Fees.........................................................  23
      ----
 2.7  Prepayments..................................................  24
      -----------
 2.8  Use of Proceeds..............................................  24
      ---------------
 2.9  Indemnity/Loss of Margin.....................................  25
      ------------------------
 2.10 Capital Adequacy.............................................  25
      ----------------

SECTION 3.  COLLATERAL.............................................  26
 3.1  Description..................................................  26
      -----------
 3.2  Lien Documents...............................................  27
      --------------
 3.3  Other Actions................................................  28
      -------------
 3.4  Searches.....................................................  28
      --------
 3.5  Landlords' Waivers...........................................  28
      ------------------
 3.6  Stock Pledge Agreement.......................................  29
      ----------------------
 3.7  Filing Security Agreement....................................  29
      -------------------------

SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES...........  29
 4.1  Resolutions, Opinions, and Other Documents...................  29
      ------------------------------------------
 4.2  Absence of Certain Events....................................  30
      -------------------------
 4.3  Warranties and Representations at Closing....................  30
      -----------------------------------------
 4.4  Compliance with this Agreement...............................  31
      ------------------------------
 4.5  Officer's Certificate........................................  31
      ---------------------
 4.6  Additional Conditions to Availability of Revolving Credit....  31
      ---------------------------------------------------------
 4.7  Certain Events...............................................  31
      --------------
 4.8  Non-Waiver of Rights.........................................  31
      --------------------

SECTION 5.  REPRESENTATIONS AND WARRANTIES.........................  32
 5.1  Corporate Organization and Validity..........................  32
      -----------------------------------
 5.2  Places of Business...........................................  33
      ------------------
 5.3  Pending Litigation...........................................  33
      ------------------

 5.4  Title to Properties..........................................  33
      -------------------
 5.5  Governmental Consent.........................................  33
      --------------------
 5.6  Taxes........................................................  34
      -----
 5.7  Financial Statements.........................................  34
      --------------------
 5.8  Full Disclosure..............................................  34
      ---------------
 5.9  Subsidiaries.................................................  34
      ------------
 5.10 Guarantees, Contracts, etc...................................  35
      --------------------------
 5.11 Government Regulations, etc..................................  35
      ---------------------------
 5.12 Business Interruptions.......................................  36
      ----------------------
 5.13 Names........................................................  36
      -----
 5.14 Other Associations...........................................  37
      ------------------
 5.15 Environmental Matters........................................  37
      ---------------------
 5.16 Regulation O.................................................  38
      ------------
 5.17 Capital Stock................................................  38
      -------------
 5.18 Solvency.....................................................  38
      --------
 5.19 Investment Company...........................................  38
      ------------------
 5.20 IPO..........................................................  39
      ---
 5.21 Seller Debt..................................................  39
      -----------


SECTION 6.  AFFIRMATIVE COVENANTS..................................  39
 6.1  Payment of Taxes and Claims..................................  39
      ---------------------------
 6.2  Maintenance of Properties and Corporate Existence............  39
      -------------------------------------------------
 6.3  Business Conducted...........................................  41
      ------------------
 6.4  Litigation...................................................  41
      ----------
 6.5  Taxes........................................................  42
      -----
 6.6  Bank Accounts................................................  44
      -------------
 6.7  Employee Benefit Plans.......................................  44
      ----------------------
 6.8  Warranties for Future Advances...............................  45
      ------------------------------
 6.9  Financial Covenants..........................................  46
      -------------------
 6.10 Financial and Business Information...........................  47
      ----------------------------------
 6.11 Officers' and Accountant's Certificates......................  49
      ---------------------------------------
 6.12 Inspection...................................................  49
      ----------
 6.13 Tax Returns and Reports......................................  50
      -----------------------
 6.14 Information to Participant...................................  50
      --------------------------
 6.15 Material Adverse Developments................................  50
      -----------------------------
 6.16 Name Changes, Places of Business.............................  50
      --------------------------------
 6.17 Interest Rate Caps...........................................  50
      ------------------
 6.18 Surety Agreement.............................................  51
      ----------------

SECTION 7.  NEGATIVE COVENANTS:....................................  51
 7.1  Merger, Consolidation, Dissolution or Liquidation............  51
      -------------------------------------------------
 7.2  Acquisitions.................................................  51
      ------------
 7.3  Liens and Encumbrances.......................................  52
      ----------------------
 7.4  Transactions With Affiliates or Subsidiaries.................  53
      --------------------------------------------

 7.5  Guarantees...................................................  53
      ----------
 7.6  Distributions, Redemptions and Other Indebtedness............  53
      -------------------------------------------------
 7.7  Loans and Investments........................................  54
      ---------------------
 7.8  Use of Lenders' Name.........................................  54
      --------------------
 7.9  Miscellaneous Covenants......................................  54
      -----------------------
 7.10 Change of Majority Control...................................  55
      ---------------------------
 7.11 Change in Executive Management...............................  55
      -------------------------------

SECTION 8.  DEFAULT................................................  55
 8.1  Events of Default............................................  55
      -----------------
 8.2  Cure.........................................................  58
      ----
 8.3  Rights and Remedies on Default...............................  58
      ------------------------------
 8.4  Nature of Remedies...........................................  60
      ------------------
 8.5  Set-Off......................................................  60
      -------
 8.6  Confession of Judgment.......................................  60
      ----------------------

SECTION 9.  AGENT..................................................  61
 9.1  Appointment and Authorization................................  61
      -----------------------------
 9.2  General Immunity.............................................  61
      ----------------
 9.3  Consultation with Counsel....................................  61
      -------------------------
 9.4  Documents....................................................  62
      ---------
 9.5  Rights as a Lender...........................................  62
      ------------------
 9.6  Responsibility of Agent......................................  62
      -----------------------
 9.7  Collections and Disbursements................................  63
      -----------------------------
 9.8  Indemnification..............................................  64
      ---------------
 9.9  Expenses.....................................................  64
      --------
 9.10 No Reliance..................................................  65
      -----------
 9.11 Reporting....................................................  65
      ---------
 9.12 Removal of Agent.............................................  65
      ----------------
 9.13 Action on Instructions of Lenders............................  65
      ---------------------------------
 9.14 Several Obligations..........................................  66
      -------------------
 9.15 Consent of Lenders to Agent's Rights.........................  66
      -------------------------------------
 9.16 Participations and Assignments...............................  67
      -------------------------------

SECTION 10.  MISCELLANEOUS.........................................  68
10.1  GOVERNING LAW................................................  68
      --------------
10.2  Integrated Agreement.........................................  68
      --------------------
10.3  Waivers, Release and Indemnification.........................  68
      ------------------------------------
10.4  Time.........................................................  70
      ----
10.5  Expenses of Agent and Lenders................................  70
      -----------------------------
10.6  Brokerage....................................................  70
      ---------
10.7  Notices......................................................  70
      -------
10.8  Headings.....................................................  71
      --------
10.9  Survival.....................................................  71
      --------
10.10 Successors and Assigns.......................................  72
      ----------------------

10.11 Duplicate Originals..........................................  72
      -------------------
10.12 Modification.................................................  72
      ------------
10.13 Signatories..................................................  72
      -----------
10.14 Third Parties................................................  72
      -------------
10.15 Discharge of Taxes, Borrowers' Obligations, Etc..............  72
      -----------------------------------------------
10.16 Withholding and Other Tax Liabilities........................  73
      -------------------------------------
10.17 CONSENT TO JURISDICTION......................................  73
      -----------------------
10.18 Waiver of Jury Trial.........................................  73
      --------------------

                                 EXHIBIT LIST
                                 ------------

Exhibit 1                --   Form of Borrowing Authorization
Exhibit 2.1              --   Excluded Capital Advances
Exhibit 2.2              --   Existing Letters of Credit
Exhibit 2.3              --   Letter of Credit Agreement and Related Forms
Exhibit 3.8              --   Form of Subordination Agreement
Exhibit 5.1              --   Borrower's States of Qualifications
Exhibit 5.2              --   Places of Business
Exhibit 5.3              --   Judgments, Proceedings, Litigation and
                              Orders
Exhibit 5.4              --   Existing Liens and Claims
Exhibit 5.7              --   Federal Tax Identification Numbers
Exhibit 5.9              --   Subsidiary and Affiliates
Exhibit 5.10             --   Existing Guaranties, Investments and Borrowings,
                              Leases and Employment Agreements
Exhibit 5.11             --   Employee Benefit Plans
Exhibit 5.12             --   Business Interruptions
Exhibit 5.13(a)          --   Schedule of Names
Exhibit 5.13(b)          --   Trademarks, Patents and Copyrights
Exhibit 5.14             --   Other Associations
Exhibit 5.15             --   Environmental Disclosure
Exhibit 5.17             --   Capital Stock
Exhibit 5.21             --   Seller Debt
Exhibit 6.11             --   Form of Compliance Certificate
Exhibit 9.16             --   Form of Assignment

                                   SCHEDULES
                                   ---------

Schedule A               --   Schedule of Lenders

Schedule B               --   Address of Lenders

                                                                   EXHIBIT 10.17
                                                                   -------------

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     This Loan and Security Agreement ("Agreement") is dated as of the 24th day of January, 1997, by and among TeleSpectrum Worldwide Inc., a Delaware corporation ("TWI"), TLSP Trademarks, Inc., a Delaware corporation, and TLSP Investments, Inc., a Delaware corporation (collectively referred to as "Borrowers" and severally referred to as "Borrower"), Mellon Bank, N.A., a national banking association, in its capacity as agent, ("Agent") and Mellon Bank, N.A. ("Mellon") and the financial institutions shown on the signature pages hereof and listed on Schedule "A" attached hereto and made a part of this Agreement (as such Schedule may be amended, supplemented, modified or replaced from time to time), in their capacity as lenders (Mellon and each such other financial institution, individually each being a "Lender" and collectively all being "Lenders").


                                  BACKGROUND
                                  ----------

     A. Borrowers desire to establish financing arrangements with Lenders to permit its uninterrupted and continuous business operations. Lenders are willing to make loans and grant extensions of credit to Borrowers, under the terms and provisions hereinafter set forth.

     B. The parties desire to define the terms and conditions of their relationship and reduce them to writing.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:


 SECTION 1.  DEFINITIONS AND INTERPRETATION

      1.1 Terms Defined:  As used in this Agreement, the following terms have
          -------------
the following respective meanings:

          Account - Any right to payment for goods sold or leased or for
          -------
services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

          Account Debtor - Any Person obligated on any Account owing to
          --------------
Borrower.

          Advance(s) - Any monies advanced or credit extended to Borrowers by
          ----------
any Lender under the Revolving Credit, including without limitation, cash advances and the issuance of Letters of Credit.

          Affiliate - Section 7.4.
          ---------

          Agreement - This Loan and Security Agreement, as it may hereafter be
          ---------
amended, supplemented or replaced from time to time.

          Applicable LIBOR Rate Margin - One percent (1.00%) as of the Closing
          ----------------------------
Date (subject to decrease as provided in Section 2.5(f) below), provided, however, that, upon receipt of Borrowers' quarterly financial statements, commencing with the calendar quarter ending March 31, 1997, and provided that no Event of Default has occurred and is continuing, the Applicable LIBOR Rate Margin shall be determined in accordance with the ratio of Borrowers' Funded Debt to EBITDA as set forth in the following matrix (subject to decrease as provided in Section 2.5(f) below):

Ratio of Funded Debt
to EBITDA                                     Margin
---------                                     ------
Greater than or equal to 2.00:1               1.75%

Less than 2.00:1, but greater than or
equal to 1.50:1                               1.50%

Less than 1.50:1, but greater than or
equal to 1.00:1                               1.25%

Less than 1.00:1                              1.00%

Any change resulting from the above pricing matrix shall be effective upon the first day of the first full month following Agent's receipt of Borrowers' quarterly financial statements delivered to Agent under Section 6.10(a)(iii) hereof, beginning with the quarterly financial statements for the quarter ending March 31, 1997. Upon an Event of Default, the highest applicable LIBOR Rate Margin shall be utilized in the calculation of the Default Rate.

          Acquired Operating Companies - Harris Direct Marketing, Inc., Harris
          ----------------------------
Fulfillment, Inc., The Response Center, Inc., NGB Services, Inc., The Reich Group, Inc., SOMAR, Inc., Telespectrum, Inc. and TeleSpectrum Training Services, Inc.

          Authorized Officer - Any officer or employee of any Borrower
          ------------------
authorized by such Borrower to request Advances as set forth in a Borrowing Authorization.

          Base Rate - The Prime Rate plus one quarter of one percent per annum,
          ---------
subject to decrease as provided in Section 2.5(f) below.

          Base Rate Loan - That portion of the Loans on which interest accrues
          --------------
at the Base Rate.

          Base Rate Option - Section 2.4(a).
          ----------------

          Borrowers' Business - The inbound and outbound teleservice business
          -------------------
and direct mail business, including, without limitation, telemarketing, phone-based customer service, marketing research and customer survey, database management telesales, dealer locator assistance, telemarketing and call center consulting and training services, and the operation of call centers, electronic order processing and the direct mail fulfillment.

          Borrowing Authorization - A document, in the form of Exhibit 1
          -----------------------
attached hereto and made part hereof, signed and delivered to Agent by an Authorized Officer of a Borrower.

          Business Day - Any day that is not a Saturday or Sunday or day on
          ------------
which Agent or any Lender is required or permitted to close, and solely with respect to LIBOR Rate Loans requested by Borrowers, shall mean any day on which the Agent is able to determine the LIBOR Rate for such requested LIBOR Rate Loan.

          Capital Advances - Any Borrower's loans, advances and capital or
          ----------------
equity contributions to a Subsidiary.

          Capital Expenditures - Any expenditure that would be classified as a
          --------------------
capital expenditure on a statement of cash flow of Borrowers prepared in accordance with GAAP, consistently applied.

          Capitalized Lease Obligations - All debts, liabilities and obligations
          -----------------------------
of a lessee under leases which under GAAP are capitalized and treated as debt of the lessee and are treated as a liability on the lessee's balance sheet.

          Closing - The execution of this Agreement and the satisfaction of all
          -------
of the conditions contained in Sections 4.1 through 4.5 hereof.

          Closing Date - The date on which the Closing occurs.
          ------------

          Closing Net Worth - Borrowers' Net Worth as of August 30, 1996.
          -----------------

          Collateral - Section 3.1.
          ----------

          Commitment Fee - The product of (A) the average daily balance of the
          --------------
Unused Revolver and (B) the percentage corresponding to the ratio of Borrowers' Funded Debt to EBITDA, as set forth in the following matrix:

 Ratio of Funded Debt to EBITDA    Commitment Fee Percentage
                                              (%)
-------------------------------    -------------------------
Greater than or equal to 2.00:1               3/8%

Less than 2.00:1, but greater                 1/4%
than or equal to 1.00:1

Less than 1.00:1                              1/8%

On the Closing Date the percentage utilized in calculating the Commitment Fee shall be 1/8%; such percentage shall change based on the information contained in Borrowers' quarterly financial statements, commencing with the quarter ending March 31, 1997. Any change resulting from the above pricing matrix shall be effective upon the first day of the first full month following Agent's receipt of Borrowers' quarterly financial statements under Section 6.10(a)(iii) hereof, beginning with the quarterly financial statements for the quarter ending March 31, 1997.

          Current Assets - All assets that should be classified as current
          --------------
assets on a balance sheet of Borrowers prepared in accordance with GAAP.

          Current Liabilities - All liabilities that should be classified as
          -------------------
current liabilities on a balance sheet of Borrowers prepared in accordance with GAAP, including without limitation, in any event for covenant purposes only, the Loans.

          Default Rate - Section 2.5(c).
          ------------

          Distribution -
          ------------

          (1) Dividends or other distributions of any kind on capital stock of Borrower;

          (2) The redemption, repurchase or acquisition of such stock or interests or of warrants, rights or other options to purchase such stock or interests.

          Domestic Subsidiary - A Subsidiary incorporated or otherwise organized
          -------------------
under the laws of one of the States of the United States of America.

          EBIDA - The sum of Borrowers' Net Income plus cash interest expense
          -----
plus depreciation and amortization expense.

          EBITA to Interest Expense - For the fiscal quarter for which such
          -------------------------
calculation is made, the ratio of (A) the sum of Net Income before interest, taxes and amortization, to (B) the sum of cash interest expense, all of the foregoing as would be shown on a statement of earnings and cash flow of Borrowers prepared in accordance with GAAP.

          Environmental Law(s) - Any federal or state statute, ordinance, law,
          --------------------
rule or regulation at any time enacted or adopted by any federal, state or local government, governmental agency or other governmental or quasi-governmental entity pertaining to environmental matters, including, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), Environmental Cleanup Responsibility Act ("ECRA") and the federal Resource Conservation and Recovery Act ("RCRA"), or the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Waste (as defined in 12 U.S.C. (S) 6903(5)) or Hazardous Substances (as defined in 42 U.S.C. (S) 9609(14)).

          ERISA - The Employee Retirement Income Security Act of 1974, as the
          -----
same may be amended, from time to time.

          Equity Offerings - Any issuance of additional capital stock, warrants
          ----------------
or options by any Borrower other than in connection with (i) a Distribution or
(ii) the IPO as described in the Prospectus.

          Event of Default - Section 8.1.
          ----------------

          Executive Management - The chief executive officer, chief operating
          --------------------
officer and chief financial officer of TWI.

          Excluded Capital Advances - The Capital Advances to Foreign
          -------------------------
Subsidiaries listed on Exhibit 2.1 hereto.

          Existing Letter of Credit - That certain outstanding Letter of Credit
          -------------------------
No. 84553 in the face amount of $1,513,268 issued by Mellon for the benefit of Rockwell International at the request and on behalf of TWI and the other Letters of Credit listed on Exhibit 2.2 hereto.

          Expenses - Section 10.5.
          --------

          Facility Fee - Section 2.6(a).
          ------------

          Federal Funds Rate - The daily rate of interest announced from time to
          ------------------
time by the Board of Governors of the Federal Reserve System in publication H.15 as the "Federal Funds Rate."

          Financed Acquisition Debt - That portion of the consideration for a
          -------------------------
Qualified Acquisition represented by Seller Debt together with that portion of the Loans directly used to finance such acquisition.

          Fixed Charges - The sum of (A) Borrowers' cash interest expense and
          -------------
(B) the aggregate amount of Borrowers' payments of principal on Funded Debt (other than principal payments under the Revolving Credit and other than regularly scheduled principal payments on the Reich Earn-Out to the extent that at the time of such payment there is availability under the Revolving Credit).

          Fixed Charges Coverage Ratio - The ratio of (A) Borrowers' EBIDA to
          ----------------------------
(B) Fixed Charges.

          Foreign Stock Pledge Agreement(s) - Each and every Stock Pledge
          ---------------------------------
Agreement, in form and substance acceptable to Agent, pursuant to which TWI or any of its Subsidiaries pledges to Agent, for the benefit of the Lenders as collateral for the Obligations, 65% of the stock of one or more of TWI's Foreign Subsidiaries, now existing or hereafter acquired or arising.

          Foreign Subsidiary Sublimit - $2,500,000.
          ---------------------------

          Foreign Subsidiaries - Telespectrum Worldwide (Canada), Inc., a
          --------------------
Canadian corporation ("TWCI"), PR Response Inc., an Ontario corporation ("PRI"), PR Response West Inc., a Manitoba corporation ("PRWI") and Tarp (Europe) Limited, an England and Wales corporation ("TARP"), and any future Subsidiaries of TWI which are organized or incorporated outside of the United States.

          Funded Debt - All obligations of any Borrower or Borrowers from time
          -----------
to time for borrowed indebtedness, including without limitation all Advances, Capitalized Lease Obligations, Seller Debt and Permitted Assumed Debt.

          Funded Debt to EBITDA - The ratio of (A) Funded Debt to (B) the sum of
          ---------------------
Net Income before interest, taxes, depreciation and amortization, all of the foregoing as would be shown on a statement of earnings and cash flow of Borrower prepared in accordance with GAAP.

          Future Acquired Companies - Corporations or businesses hereafter
          -------------------------
acquired by any Borrower as permitted under Section 7.2 hereof.

          GAAP - Generally accepted accounting principles applied in a manner
          ----
consistent with the most recent audited financial statements of Borrowers (or Person in case of a Qualified Acquisition) referred to in Section 5.7 herein.

          Good Business Day - Any Business Day when banks in Philadelphia,
          -----------------
Pennsylvania, New York, New York and London, England are open for business.

          Intellectual Property Security Agreement - That certain Intellectual
          ----------------------------------------
Property Security Agreement, dated the date hereof, pursuant to which Borrowers grant to Agent, for the benefit of Lenders and as collateral security for the Obligations, a Lien on the Borrowers' intellectual property.

          Inventory - As defined in the UCC.
          ---------

          Investment Property - As defined by the UCC.
          -------------------

          IPO - An initial public offering of the capital stock of TWI made
          ---
substantially in accordance with the terms and conditions of the Prospectus and in compliance with all laws and regulations, including, without limitation, the Securities Act of 1933, as amended from time to time, and the Securities Exchange Act of 1934, as amended from time to time, pursuant to which (i) TWI receives a minimum of $144,000,000 of gross proceeds and

$22,000,000 of cash after completion of the acquisition of the Acquired Operating Companies and the other transactions contemplated by the Prospectus and accounting for all expenses and fees relating to such public offering, and
(ii) TWI's capital stock is listed for trading on a national securities exchange (including, without limitation, the NASDAQ exchange).

          IRS - Section 6.7.
          ---

          Letters of Credit - Section 2.3(a).
          -----------------

          Liabilities - All liabilities of every kind as would be shown on a
          -----------
balance sheet of Borrower prepared in accordance with GAAP.

          L/C Fees - Section 2.6(c).
          --------

          L/C Sublimit - $3,000,000.
          ------------

          LIBOR Based Rate - The LIBOR Rate plus the Applicable LIBOR Rate
          ----------------
Margin.

          LIBOR Based Rate Loan - That portion of the Loans on which interest
          ---------------------
accrues at the LIBOR Based Rate.

          LIBOR Interest Period - Section 2.4(b)(ii).
          ---------------------

          LIBOR Rate - An annual rate of interest determined by Agent as being
          ----------
the rate available to Agent at approximately 11:00 a.m. London time in the London Interbank Market, as referenced by Reuters Screen "LIBO", in accordance with the usual practice in such market, for the LIBOR Interest Period elected by Borrower, in effect two Good Business Days prior to the funding date for a requested LIBOR Based Rate Loan (including those requested in connection with the conversion of a Base Rate Loan to a LIBOR Based Rate Loan in accordance with
Section 2.4 hereof), or for a LIBOR Based Rate Loan which Borrower has elected to continue as a LIBOR Based Rate Loan beyond the expiration of the then current LIBOR Interest Period with respect thereto, for deposits of dollars in amounts equal (as nearly as may be estimated) to the amount of the LIBOR Based Rate Loan which shall then be loaned by the Lenders to Borrowers as of the time of such determination, as such rate may be adjusted by the reserve percentage applicable during the LIBOR Interest Period in effect (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such LIBOR Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation, any emergency, supplemental or other marginal reserve requirement) for the Agent with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, having a term equal to such LIBOR Interest Period ("Eurocurrency Reserve Requirement"), as reasonably applied to loans of this type generally by the capital markets department of Agent. Such adjustment shall be effectuated by calculating, and the LIBOR Rate shall be equal to, the quotient of (i) the offered rate divided by (ii) one minus the Eurocurrency Reserve Requirement.

            Lien - Any interest of any kind or nature in property securing an
            ----
obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a capitalized lease, consignment or bailment for security purposes, a trust, or an assignment, or as a result of the issuance of any execution or distraint process against Borrowers. The term "Lien" shall include without limitation, reservations, exceptions, encroach ments, easements, rights-of-way, covenants, conditions, re strictions, leases and other title exceptions and encumbrances affecting Property other than those which would not materially interfere with Borrower's use of the Property and would not materially detract from the value of the Property. For the purposes of this Agreement, Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loans - The unpaid balance of Advances under the Revolving Credit
          -----
(including, without limitation, all issued and outstanding Letters of Credit and all unreimbursed draws on Letters of Credit, unless expressly stated otherwise).

          Loan Documents - This Agreement, the Revolving Credit Notes, the
          --------------
Stock Pledge Agreement, the Foreign Stock Pledge Agreement(s), the Intellectual Property Security Agreement, and all agreements, instruments and documents executed and/or delivered from time to time pursuant to this Agreement or in connection herewith (including, but not limited to, all agreements, instruments and documents required to be delivered to Agent under Sections 3 and 4 hereof), as amended or replaced from time to time.

          Majority Lenders - At any time, Lenders holding Revolving Credit Pro
          ----------------
Rata Percentages aggregating at least Sixty-Six and Two Thirds (66-2/3%) percent of the total Revolving Credit Pro Rata Shares at such time.

          Material Adverse Effect - Any material adverse effect on any
          -----------------------
Borrower's financial condition, assets, operating status or financial prospects or any fact or circumstance that, singly or in the aggregate with any fact or circumstance, has a reasonable likelihood of resulting in or leading to the inability of any Borrower or Subsidiary to perform in any material respect its obligations under this Agreement or under any Loan Document or the inability of Agent and/or Lenders to enforce in any material respect the rights purported to be granted to them under this Agreement or any Loan Document or which might have a material adverse effect on the ability of any Borrower or Subsidiary to effectuate (including hindering or unduly delaying) the transactions contemplated by this Agreement and the other Loan Documents.

          Net Income - Net income after taxes as such would appear on a
          ----------
consolidated statement of income of Borrowers, prepared in accordance with GAAP.

          Net Worth - The amount by which the assets of Borrowers exceed all
          ---------
Liabilities as would be shown on a balance sheet of Borrowers, prepared in accordance with GAAP.

          Obligations - All existing and future liabilities and obligations of
          -----------
every kind or nature at any time owing by any Borrower or Borrowers and any Subsidiaries to Lenders, and/or to Agent in connection with the Loan Documents (including, without limitation, this Agreement and the Revolving Credit Notes) and the transactions contemplated hereby and thereby, whether joint or several, related or unrelated, primary or secondary, matured or contingent, direct or indirect, due or to become due, and whether principal, interest, fees or Expenses, including, without limitation, Obligations in respect of the Revolving Credit whether related to cash Advances or Letters of Credit (whether drawn or undrawn) and any extensions, modifications, substitutions, increases and renewals thereof, and the payment of all reasonable amounts advanced by Agent, on behalf of Lenders, to preserve, protect and enforce rights hereunder and in the Collateral and all Expenses incurred in connection therewith and herewith.

          Overadvances - Any amounts by which the outstanding Loans (including,
          ------------
without limitation, drawn and undrawn amounts under Letters of Credit) at any time exceed the Revolving Credit Limit.

          PBGC - Section 6.7.
          ----

          Permitted Assumed Debt - Indebtedness for borrowed money, including
          ----------------------
Capitalized Lease Obligations, incurred by Future Acquired Companies prior to their acquisition by any Borrower in, and assumed by any Borrower as part of, a Permitted Qualified Acquisition.

          Permitted Investments - (a) Investments in direct or indirect
          ---------------------
obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;
(b) investments in commercial paper of Agent or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's

Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within twelve (12) months from the date of acquisition; and (c) certificates of deposit maturing within twelve (12) months from the date of acquisition and issued by Agent.

          Permitted Liens - Section 7.3.
          ---------------

          Permitted Purchase Money Financing - Borrowed indebtedness other than
          ----------------------------------
from Lenders hereunder financing Capital Expenditures (other than a Permitted Qualified Acquisition) permitted under this Agreement.

          Permitted Qualified Acquisition - A Qualified Acquisition which any
          -------------------------------
Borrower is permitted to make under the provisions of Section 7.2 hereof.

          Person - An individual, partnership, corporation, trust,
          ------
unincorporated association or organization, joint venture or any other entity.

          Potential Default - An event or condition shall have occurred or exist
          -----------------
and be continuing which, with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder.

          Prime Rate - That per annum rate designated or announced by Agent at
          ----------
its principal office from time to time as its prime rate of interest, which may be greater or less than other interest rates charged by Agent to other borrowers and is not solely based or dependent upon the interest rate which Agent may charge any particular borrower or class of borrowers.

          Pro Forma Funded Debt to EBITDA Ratio - The ratio of Funded Debt to
          -------------------------------------
EBITDA of Borrowers and a Seller or the Person acquired from Seller as reflected in the pro forma consolidated and annualized financial statements of Borrowers and such Seller or Person acquired from Seller, based on the most recent quarterly financial statements of Borrowers and such Seller or Person acquired from Seller, delivered to Agent, as prepared in accordance with GAAP, consistently applied. The construction of such pro forma financial statements shall be in a manner consistent with the construction of the pro forma financial statements set forth in the Prospectus.

          Property - Any interest in any kind of property or asset, whether
          --------
real, personal or mixed, or tangible or intangible.

          Prospectus - That certain Prospectus, dated August 8, 1996 describing
          ----------
certain matters relating to an initial public offering of the stock of TWI.

          Qualified Acquisition - The acquisition by any Borrower or Subsidiary
          ---------------------
of all or a material portion of the stock, securities or assets of a Person in any transaction or series of related transactions, excluding the Acquired Operating Companies, so long as: (i) no Event of Default exists hereunder or would exist after giving effect to such acquisition after the consolidation of the most recent quarterly financial statements of the Borrowers and such Seller (or the Person acquired from Seller), annualized for the purpose of measuring financial covenant compliance under Sections 6.9(b),(d) and (e); (ii) the stock, securities or assets of such Person being acquired are related to the Borrowers' Business as reasonably determined by Agent; (iii) all Property of the Person is acquired free and clear of any Liens other than the Lien of Agent for the benefit of Lenders and any Permitted Liens, and (iv) any and all Seller Debt incurred in such Acquisition is Subordinated Indebtedness.

          Quick Ratio - the ratio of cash (representing cleared funds) and
          -----------
accounts receivable to Current Liabilities.

          Regulation D - Regulation D of the Board of Governors of the Federal
          ------------
Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

          Reich Earn-Out - Section 2.5(f).
          --------------

          Revolving Credit - Section 2.1(a).
          ----------------

          Revolving Credit Limit - $50,000,000.
          ----------------------

          Revolving Credit Maturity Date - Four (4) years from the date hereof.
          ------------------------------

          Revolving Credit Notes - Those notes described in Section 2.1(b), as
          ----------------------
they may be amended, supplemented, replaced or restated from time to time.

          Revolving Credit Pro Rata Percentage - Section 2.1(a)(ii).
          ------------------------------------

          Revolving Credit Pro Rata Share - Section 2.1(a)(ii).
          -------------------------------

          Revolving Credit Term - Section 2.1(c).
          ---------------------

          Searches - Section 4.1(h).
          --------

          Secured Real Estate Debt - Funded Debt secured by Permitted Liens on
          ------------------------
real property.

          Seller - (i) A Person who sells all or a material portion of its
          ------
assets to any Borrower or (ii) a Person who sells all or a material portion of the capital stock of another Person to any Borrower.

          Seller Debt - The indebtedness (including all earn-outs and other
          -----------
contingent indebtedness) of a Borrower to a Seller arising out of an acquisition of such Seller's Property.

          Settlement Date - Section 2.3(c)(iii).
          ---------------

          Stock Pledge Agreement - That certain Stock Pledge Agreement, dated of
          ----------------------
even date herewith, pursuant to which TWI pledges the stock of its Domestic Subsidiaries, now existing or hereafter acquired or arising, to Agent, for the benefit of Lenders, as collateral for the Obligations.

          Surety - A Subsidiary which executes a Surety Agreement and delivers
          ------
it to Agent for the benefit of Lenders.

          Surety Agreements - Section 6.18.
          -----------------

          Subordinated Indebtedness - Indebtedness which is subordinated to the
          -------------------------
Obligations pursuant to the terms of a subordination agreement in form and substance acceptable to the Agent ("Subordination Agreement").

          Subsidiary - Any corporation more than fifty percent (50%) of whose
          ----------
voting stock is legally and beneficially owned directly or indirectly by any Borrower or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned directly or indirectly by any Borrower.

          UCC - The Uniform Commercial Code as adopted in the Commonwealth of
          ---
Pennsylvania at 13 Pa.C.S.A. (S)1101 et seq.
                                     -- ---

          Unused Revolver - The Revolving Credit Limit minus the Loans.
          ---------------

          U.S. Government Securities - Direct obligations of, or obligations
          --------------------------
guaranteed by, the United States of America having a time to maturity not exceeding sixty (60) days.

     1.2  Accounting Principles:  Where the character or amount of any asset or
          ---------------------
liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, to the extent applicable, except as otherwise expressly provided in this Agreement.


SECTION 2.  THE LOANS

     2.1  Revolving Credit - Description:
          ------------------------------

          (a) (i) Subject to the terms and conditions of this Agreement, Lenders hereby establish for the benefit of Borrowers a revolving credit facility (collectively, the "Revolving Credit") which shall include Advances extended by Lenders to or for the benefit of Borrowers from time to time hereunder. The aggregate principal amount of all Loans shall not at any time exceed the Revolving Credit Limit. Subject to such limitation, the outstanding balance of Loans under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Advances which may be made by Lenders and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. Borrowers shall immediately repay any Overadvance to Agent in immediately available funds. Any Advance requested by and made to any Borrower shall automatically be deemed requested by and made to and for the benefit of all Borrowers regardless of which Borrower may request a particular Advance.

              (ii) Subject to Section 8.3(a) below and the terms of this Agreement, each Lender agrees to lend to Borrowers an amount equal to such Lender's respective percentage (as to each Lender, the percentage of the Revolving Credit set forth opposite its name on Schedule "A" attached hereto and made a part hereof and referred to as its "Revolving Credit Pro Rata Percentage") of the Advance requested by Borrowers. The outstanding Loans of each Lender shall not exceed the respective maximum amount ("Revolving Credit Pro Rata Share") set forth opposite its name on Schedule "A".

          (b) At Closing, Borrowers shall jointly and severally execute and deliver a promissory note to each Lender for the total principal amount of such Lender's Revolving Credit Pro Rata Share (collectively, as amended, modified or replaced from time to time, the "Revolving Credit Notes"). Each Revolving Credit Note shall evidence Borrowers' unconditional obligation to repay such Lender for all outstanding Loans owed to such Lender under the Revolving Credit, with interest as herein and therein provided. Each and every Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Notes, which are deemed incorporated herein by reference and made a part hereof. Each obligation, covenant and undertaking under this Agreement are made by Borrowers on a joint and several basis.

          (c) The term ("Revolving Credit Term") of the Revolv ing Credit shall expire on the Revolving Credit Maturity Date. On such date, unless having been sooner accelerated by Agent or sooner terminated by Borrowers pursuant to Section 2.1(d) hereof, all Obligations shall be due and payable in full, and after such date no further Advances shall be available from Lenders.

          (d) Reduction or Termination.  In the event Borrowers desire to reduce
              ------------------------
the Revolving Credit Limit or terminate the Revolving Credit prior to the Revolving Credit Maturity Date, Borrowers may only effect such reduction or termination (i) on at least 60 days prior written notice to Agent and (ii) with full and unconditional payment of (1) in the case of a reduction, the amount of all outstanding Obligations which exceed the amount of the Revolving Credit Limit as reduced (in which case any and all commitments of Lenders shall be proportionately reduced) and (2) in the case of a termination, the amount of all outstanding Obligations, in which case any and all commitments of Lenders and Agent hereunder shall cease.

     2.2  Letters of Credit:
          -----------------

          (a) As a part of the Revolving Credit and subject to its terms and conditions Mellon in its capacity as a Lender (in such capacity, the "Issuing Bank"), shall, on behalf of and for the benefit of all Lenders, make available to Borrowers standby and/or merchandise letters of credit ("Letters of Credit"), the outstanding undrawn amount of which shall not exceed, in the aggregate at any one time, the L/C Sublimit. Notwithstanding the foregoing, all Letters of Credit shall be in form and substance satisfactory to Issuing Bank and Agent. Except for Existing Letters of Credit, no Letter of Credit shall be issued with an expiry date later than twelve (12) months from the date of issuance, but in no event shall any Letter of Credit carry an expiry date later than the Revolving Credit Maturity Date. Borrowers shall execute and deliver to Issuing Bank all letter of credit agreements, including an agreement in the form attached hereto as Exhibit 2.3, and other documents required by Issuing Bank for such purposes, all such documents to be in form and substance satisfactory to Issuing Bank in its sole discretion.

          (b) Immediately upon the issuance of any Letter of Credit, Issuing Bank is deemed to have granted to each other Lender, and each other Lender is hereby deemed to have acquired, an undivided participating interest (without recourse or warranty), in accordance with each such other Lender's respective Revolving Credit Pro Rata Percentage, in all of Issuing Bank's rights and liabilities with respect to such Letter of Credit. Each Lender shall be directly and unconditionally obligated, without deduction or setoff of any kind, to Issuing Bank, according to its Revolving Credit Pro Rata Percentage, to reimburse Issuing Bank on demand for any draws made at any time (including, without limitation, following the commencement of any bankruptcy, reorganization, receivership, liquidation or dissolution proceeding with respect to any Borrower) under any Letter of Credit.

          (c) Issuing Bank shall be immediately, absolutely and unconditionally reimbursed, without offset or deduction of any kind, by Borrowers for draws made under a Letter of Credit. Such reimbursement shall be made, at the option of Agent, by either a cash payment by Borrowers or by Lenders automatically making or having deemed made (without further request or approval of Borrowers or Lenders), a cash Advance under the Revolving Credit (regardless of whether or not Agent has ceased making Loans to Borrowers under the Revolving Credit following the occurrence of an Event of Default or otherwise under the terms hereof). All cash Advances made by Agent which constitute a reimbursement to Issuing Bank for a draw under a Letter of Credit shall be repaid to Agent by Lenders, without deduction or setoff of any kind, in accordance with their respective Revolving Credit Pro Rata Percentages in accordance with Section 2.3.

          (d) Borrowers agree that all Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement, shall be subject to all of the terms and provisions of this Agreement applicable to Letters of Credit except as otherwise expressly set forth herein to the contrary, and shall be deemed have been issued under the L/C Sublimit and shall constitute an Advance under Revolving Credit.

          (e) Issuing Bank shall have the right, in its absolute discretion and whether or not an Event of Default has occurred or is continuing hereunder, to provide the beneficiary of any of the

Letters of Credit with notice of non-renewal in accordance with the provisions of the Letters of Credit relating thereto.

          (f) In the event that any Letter of Credit remains outstanding on the Revolving Loan Termination Date, Borrowers shall on said Revolving Loan Termination Date provide Issuing Bank with cash or cash equivalents acceptable to Issuing Bank in an amount equal to the aggregate face amount of all Letters of Credit so outstanding, to be held by Issuing Bank as security for the Obligations under such Letters of Credit. This right to require cash collateral is in addition to the right of Issuing Bank to require cash collateral upon the occurrence of an Event of Default as set forth in Section 7 hereof.

     2.3  Advances, Conversions, Renewals and Payments:
          --------------------------------------------

          (a) Except to the extent otherwise set forth in this Agreement, all payments of principal and of interest on the Revolving Credit, the Facility Fee, the L/C Fees, the Expenses, the Commitment Fee, and all other charges and any other Obligations hereunder, shall be made to Agent at its main Philadelphia banking office, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania, in United States dollars, in immediately available funds. Agent, on behalf of all Lenders, shall have the unconditional right and discretion to make a cash Advance under the Revolving Credit to pay, and/or to charge any Borrower's operating account with Agent or any Lender for, all of the Obligations as they become due from time to time under this Agreement including without limitation, interest, principal, fees and reimbursement of Expenses.

          (b) (i) Cash Advances which may be made by Lenders from time to time under the Revolving Credit shall be made available for the use and benefit of Borrower by crediting such proceeds to any Borrower's operating account with Agent.

              (ii) All cash Advances subject to the Base Rate Option requested by Borrowers under the Revolving Credit must be requested by 11:00 A.M., Philadelphia, Pennsylvania time, on the date such Advance is to be made, which must be a Business Day. All cash Advances subject to the LIBOR Rate Option or conversions from cash Advances subject to the Base Rate Option to the LIBOR Rate Option, requested by Borrowers must be requested by 11:00 A.M. Philadelphia, Pennsylvania time, three (3) Good Business Days prior to the date of such requested cash Advance. If Borrowers do not have the required availability for such requested Advance under the Revolving Facility on the date any such requested Advance, then Lenders shall not be required to make such Advance. All remittances at any time among Lenders and Agent under this Agreement shall be made in immediately available funds by federal funds wire transfer. All requests for a cash Advance may be made either by telephone or in writing, provided that all telephonic requests are, upon Agent's request, to be confirmed by Borrowers in writing on the same day, and further provided that such written confirmation may be sent by telecopy or facsimile transmission. All written requests and confirmations shall provide all of the information requested in the form of Borrowing Authorization. Such requests and confirmations shall be irrevocable and shall in each case specify: (i) whether the Loan(s) being requested are LIBOR Based Rate Loans or Base Rate Loans; (ii) the date such Advance is to be made; and (iii) if the Advance is a LIBOR Based Rate Loan, what Interest Period shall apply. If no election of the LIBOR Based Option or the Base Rate Option is made, the Advance shall be a Base Rate Loan. If no Interest Period is selected for a LIBOR Based Rate Loan, then Borrowers shall be deemed to have selected a one month LIBOR Interest Period. No Lender shall be obligated, for any reason whatsoever, to advance or reimburse Agent for the share of any other Lender.

              (iii) A. Between each Settlement Date, Agent, in its capacity as a Lender, shall have the discretion (without any duty or obligation regardless of any prior practice or procedures) to make all cash Advances for the account and on behalf of the Lenders in accordance with each Lender's Revolving Credit Pro Rata Percentage. Periodically but not less frequently than once every week on the same day of each week, unless such day is not a Business Day, in which event such determination shall be made the next Business Day ("Settlement Date"), Agent shall make a determination of the appropriate dollar amount of each Lender's Loans based upon each such Lender's Revolving Credit Pro Rata Percentage of all then outstanding Loans, which amounts shall be calculated as of the close of the Business Day immediately preceding each respective Settlement Date. Amounts of principal paid to Agent by Borrowers from time to time, between Settlement Dates, shall be applied to the outstanding balance of Loans made by Agent, as a Lender pursuant hereto, with the outstanding balance of Loans made by each other Lender to be adjusted on the next Settlement Date. Interest shall accrue and each Lender shall be entitled to receive interest at the applicable rate only on the actual outstanding dollar amount of its respective outstanding Loans without regard to a prospective settlement. On each Settlement Date, Agent shall then issue to each Lender a settlement schedule containing information with respect to the status of the Loans and the relevant net positions of the Lenders and the outstanding balances of their respective Loans as of the close of the Business Day preceding such Settlement Date. Each settlement schedule shall show the net amount then owing by each Lender to Agent or by Agent to each such Lender based upon the aggregate cash Advances made and collections received since the most recent Settlement Date and settlement among the Lenders and the Agent shall be made in accordance with the direction of Agent no later than 11:00 A.M. Philadelphia, Pennsylvania time, on each Settlement Date. To the extent Agent is not reimbursed by any Lender on a Settlement Date in accordance with Agent's direction, Borrowers shall immediately repay Agent on demand the amount of any reimbursement not so made by any Lender.

                    B. Each Lender is absolutely and unconditionally obligated without setoff or deduction of any kind, to remit to Agent on the Settlement Date any amount shown owing to Agent by such Lender on the settlement schedule for such date. Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any party failing to remit payment on the Settlement Date in accordance with this Agreement. Agent may set off the obligations of such party under this subsection against any distributions or payments of the Obligations which such party would otherwise make available at any time.

              (iv) A. In lieu of the procedure set forth in the preceding subparagraph (iii), Agent may provide the Lenders with notice that Borrowers have requested a cash Advance, on the same Business Day as such request, and request each Lender to provide Agent with such Lender's Revolving Credit Pro Rata Percentage of such requested cash Advance prior to Agent's making such cash Advance. Upon receipt of such notice from Agent prior to 12:00 p.m., Philadelphia, Pennsylvania time, each Lender shall remit to Agent its respective Revolving Credit Pro Rata Percentage of such requested cash Advance, prior to 1:00 P.M. Philadelphia, Pennsylvania time, on the Business Day that Agent is scheduled to make such cash Advance in accordance with Section 2.3(c)(ii) hereof. Neither Agent, Mellon nor any other Lender shall be obligated, for any reason whatsoever, to remit or advance the share of any other Lender. Agent shall not be required to make the full amount of the requested cash Advance unless and until it receives funds representing each Lender's Revolving Credit Pro Rata Percentage of such requested cash Advance, but Agent shall advance to Borrowers that portion of the requested cash Advance equal to the Revolving Credit Pro Rata Percentages of such requested cash Advance which it has received from the Lenders unless such portion is not in excess of the minimum increment for the Loan type.

                    B. If Agent does not receive each Lender's Revolving Credit Pro Rata Percentage of such requested cash Advance, and Agent elects, which election may be made by Agent in its sole discretion, to make the requested cash Advance on behalf of Lenders or any of them, Agent shall be entitled to recover each Lender's Revolving Credit Pro Rata Percentage of each cash Advance together with interest at a per annum rate equal to the Federal Funds Rate during the period commencing on the date such cash Advance is made and ending on (but excluding) the date Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Revolving Credit Pro Rata Percentage of each cash Advance made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Lender, Borrowers shall repay Agent such amount immediately on demand. Agent shall also be entitled to recover any and all actual losses and damages (including, without limitation, reasonable attorneys' fees) from any Lender failing to so advance upon demand of Agent. Agent may set off the obligations of a

Lender under this paragraph against any distributions or payments of the Obligations which Agent would otherwise make available to such Lender at any time.

          (v) To the extent and during the time period in which any Lender fails to provide or delays providing its respective payment to Agent pursuant to clause (iii) or (iv) above, such Lender's percentage of all payments of the Obligations (but not its Revolving Credit Pro Rata Percentage of future Advances required to be funded by such Lender) shall decrease to reflect the actual percentage which its actual outstanding Loans bears to the total outstanding Loans of all Lenders.

     2.4  Revolving Credit Interest:
          -------------------------

          (a) Base Rate Option - The unpaid principal balance of Loans under the
              ----------------
Revolving Credit, unless subject to the LIBOR Rate Option, shall bear interest, subject to the terms hereof, at the per annum rate equal to the Base Rate ("Base Rate Option"). Changes in the Base Rate shall become effective on the same day as Agent announces a change in its Prime Rate. Interest on Base Rate Loans shall be due and payable in arrears on the first day of each calendar month commencing the first day of the first full month following the Closing Date. Base Rate Loans shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in $100,000 increments thereafter.

          (b)  LIBOR Rate Option:
               -----------------

               (i) Borrowers shall have the option to have the unpaid principal balance of Loans under the Revolving Credit bear interest at the LIBOR Based Rate ("LIBOR Rate Option"), provided that (A) LIBOR Based Rate Loans shall be in a minimum amount of Five Hundred Thousand Dollars ($500,000.00) and in $100,000 increments thereafter and (B) there shall be no more than ten (10) LIBOR Based Rate Loans outstanding at any time.

               (ii) LIBOR Based Rate Loans shall be selected for a period of either one (1), two (2), three (3) or six (6) month(s) duration, as Borrowers may elect, during which the LIBOR

Based Rate is applicable ("LIBOR Interest Period"); provided, however, that (a) if the LIBOR Interest Period would otherwise end on a day which shall not be a Good Business Day, such LIBOR Interest Period shall be extended to the next succeeding Good Business Day, unless such Good Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Good Business Day subject to clause (c) below; (b) interest shall accrue from and including the first day of each LIBOR Interest Period to, but excluding the day on which any LIBOR Interest Period expires; and (c) with respect to any LIBOR Interest Period which begins on the last Good Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period), the LIBOR Interest Period shall end on the last Good Business Day of a calendar month. Interest on a LIBOR Based Rate Loan shall be due and payable on the last day of each LIBOR Interest Period (and also at the end of three (3) months with respect to a LIBOR Interest Period of longer than three (3) months). No LIBOR Interest Period may end after the Revolving Credit Maturity Date. Subject to all of the terms and conditions applicable to a request that a new cash Advance be a LIBOR Based Rate Loan, Borrowers may extend a LIBOR Based Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Based Rate Loan or may convert all or a portion of the Loans subject to the Base Rate Option to a LIBOR Based Rate Loan. If Borrowers fails to notify the Agent of the LIBOR Interest Period for a subsequent LIBOR Based Rate Loan at least three (3) Good Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Based Rate Loan, then such outstanding LIBOR Based Rate Loan shall become a loan subject to the Base Rate Option at the end of the current LIBOR Interest Period for such outstanding LIBOR Based Rate Loan.

               (iii) The LIBOR Rate may be automatically adjusted by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws as they affect financial institutions) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding any such changes that have resulted in a payment pursuant to Section 2.9 hereof, that increase the cost to Lenders of funding the LIBOR Based Rate Loan. Agent shall promptly give Borrowers and each Lender notice of such a determination and adjustment, which determination shall be conclusive as to the correctness of the fact and the amount of such adjustment, absent manifest error. Borrowers may, by written notice to Agent,
(A) request Agent to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Based Rate Loans and the method for determining the amount of such adjustment; and/or (B) prepay the LIBOR Based Rate Loans with respect to which such adjustment is made, subject to the requirements of Section
2.9 below.

               (iv) In the event that Borrowers shall have requested the LIBOR Rate Option in accordance with Section 2.4(b) and Agent shall have reasonably determined that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Based Rate Loan and for the LIBOR Interest Period specified are unavailable, impractical or unlawful, or that the rate based on the LIBOR Rate will not adequately and fairly reflect the cost of funds of the LIBOR Based Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Based Rate Loan specified by Borrowers during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not exist for ascertaining the rate based on the LIBOR Rate applicable to the specified LIBOR Interest Period, Agent shall promptly give notice of such determination to Borrowers that the rate based on the LIBOR Rate is not available. A determination by Agent hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (A) the right of Borrowers to select, convert to, or maintain a LIBOR Based Rate Loan at the rate based on the LIBOR Rate shall be suspended until Agent shall have notified Borrowers that such conditions shall have ceased to exist, and (B) the Loans subject to the requested LIBOR Rate Option shall accrue interest in accordance with
Section 2.4(a) above.

               (v) In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to make or to continue to fund or maintain LIBOR Based Rate Loans or to maintain Eurodollar liabilities sufficient to fund any LIBOR Based Rate Loan subject to the LIBOR Based Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrowers thereof and such Lender's obligations to make, convert to, or maintain a LIBOR Based Rate Loan at the LIBOR Based Rate shall be suspended until such time as such Lender may again cause the LIBOR Based Rate to be applicable to its share of any LIBOR Based Rate Loans and such Lender's share of the Loans subject to the LIBOR Based Rate shall accrue interest in accordance with Section 2.4(a) above. Immediately after becoming aware that it is no longer unlawful for such Lender to maintain such Eurodollar liabilities, such Lender shall notify Agent who will notify Borrower thereof and such suspension shall cease to exist.

     2.5  Additional Interest Provisions.
          ------------------------------

          (a) Calculation of Interest:  Interest on the Loans, regardless of the
              -----------------------
rate option, shall be based on a three hundred sixty (360) day year and charged for the actual number of days elapsed.

          (b) Limitation on LIBOR Based Rate Loans:  Upon the occurrence and
              ------------------------------------
during the continuance of an Event of Default, Agent may in its sole discretion eliminate the availability of new LIBOR Based Rate Loans. Following the occurrence of an Event of Default and written notice from Agent that the Obligations have been accelerated, all existing LIBOR Based Rate Loans shall, at Agent's option, convert to a Base Rate Loan, which conversion is independent of Agent's rights under Section 2.5(c).

          (c) Default Rate:  After the occurrence and during the continuance of
              ------------
an Event of Default hereunder, Agent may, and shall at the direction of the Majority Lenders, increase the per annum effective rate of interest on all Loans outstanding under the Revolving Credit, including amounts drawn and not yet reimbursed by Borrowers under Letters of Credit, regardless of the rate option, to a rate equal to two (2%) percentage points in excess of the highest applicable interest rate (the "Default Rate").

          (d) Continuation of Interest Charges:  All contractual rates of
              --------------------------------
interest chargeable on outstanding Loans, regardless of the rate option, shall continue to accrue and be paid even after default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

          (e) Applicable Interest Limitations:  In no contingency or event
              -------------------------------
whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lenders have charged or received interest hereunder in excess of the highest applicable rate, Agent, on behalf of Lenders, shall in its sole discretion, apply and set off such excess interest received by Lenders against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

          (f) Decrease in Interest Rates:  When the entire required earn-out
              --------------------------
payment (approximately $31 million) to Morton Reich ("Reich Earn-Out") is either
(i) converted into or exchanged for shares of capital stock of TWI or (ii) paid in full, in accordance with it terms, then at such time, provided no Event of Default or Potential Default is continuing, the Base Rate and the Applicable LIBOR Rate Margin shall each be decreased by one quarter of one percent per annum (.25%).

     2.6  Fees:
          ----

          (a) Commitment Fee:  So long as the Revolving Credit is outstanding
              --------------
and has not been terminated pursuant to the terms hereof, Borrowers shall unconditionally pay the Commitment Fee to

Agent, for the benefit of Lenders in accordance with their Revolving Credit Pro Rata Percentage. The Commitment Fee shall be computed and paid on a monthly basis, in arrears, on the first day of each calendar month, beginning on the first day of the first full month after the Closing Date.

          (b) Calculation of Fees:  All fees to be paid by Borrowers in
              -------------------
connection with the Revolving Credit shall be based on a three hundred sixty
(360) day year and charged for the actual number of days elapsed.

          (c) Letter of Credit Fees:  Borrowers shall pay to Agent, for the
              ---------------------
benefit of Lenders in accordance with their Revolving Credit Pro Rata Percentage, letter of credit fees, payable quarterly in advance, equal to one percent (1%) per annum of the face amount of each Letter of Credit as a condition of the issuance thereof. Borrowers shall also pay to Issuing Bank all of Issuing Bank's standard charges (including without limitation all cable and wire transfer charges) for the account of Issuing Bank for the issuance, amendment, negotiation/payment, extension and cancellation of each such Letter of Credit. All such fees are collectively, the "L/C Fees".

     2.7  Prepayments:
          -----------

          (a) LIBOR Based Rate Loans:  No portion of any LIBOR Based Rate Loan
              ----------------------
may be prepaid at any time unless Borrowers first satisfies in full its obligations under Section 2.9 below arising from such prepayment.

          (b) Base Rate Loans:  Base Rate Loans may be prepaid at any time and
              ---------------
from time to time in whole or in part without premium or penalty.

          (c) Proceeds of Collateral:  At Agent's request, Borrowers shall, upon
              ----------------------
the receipt of proceeds of any Collateral following the occurrence of an Event of Default, hold such proceeds in trust for Lenders and immediately remit in
                                                                          --
specie, all such proceeds to Agent, which funds shall, in Agent's discretion, be
------
applied against the Obligations.

     2.8  Use of Proceeds:  The extensions of credit under and proceeds of the
          ---------------
Revolving Credit shall be used for (a) Qualified Acquisitions; (ii) satisfaction of all existing indebtedness of the Acquired Operating Companies to Mellon; and
(iii) working capital and any other lawful purpose not otherwise prohibited under this Agreement.

     2.9  Indemnity/Loss of Margin:
          ------------------------

          (a) Borrowers shall indemnify, defend and hold harmless Agent and Lenders against any and all loss, liability, cost or expense which Agent and any Lender or Lenders may sustain or incur as a consequence of (i) any failure of Borrowers to obtain, convert or extend any LIBOR Based Rate Loan after notice thereof has been given to Agent; or (ii) any payment, prepayment, termination or conversion of a LIBOR Based Rate Loan made for any reason on a date other than the last day of the applicable LIBOR Interest Period, including, without limitation, acceleration of the Obligations except if Agent exercises its option to convert under Section 2.5(b) above. Borrowers shall pay the full amount thereof to Agent, for the ratable benefit of Lenders, on demand by Agent.

          (b) In the event that any modification to or change in interpretation of any existing, or the enactment or passage of any future, law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, or other similar requirement with respect to deposits in or for the account of, or loans or advances or commitment to make loans or advances by a Lender or Letters of Credit issued or commitment to issue Letters of Credit by a Lender and the result of any of the foregoing is to increase the costs of a Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, such Lender shall so notify Agent in writing. Upon notice from Agent,

Borrowers agree to pay such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense after presentation by such Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and such Lender's calculation of the amount (in determining such amount such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error.

     2.10 Capital Adequacy:  If any modification to or change in
          ----------------
interpretation of any existing, or the enactment or passage of any future, law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which any Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of such Lender, the rate of return on such Lender's capital with regard to the Loans and/or its obligations hereunder is reduced to a level below that which such Lender could have achieved but for such circumstances taking into account such Lender's policies regarding capital adequacy, then in such case and upon notice from Agent to Borrowers, from time to time, Borrowers shall pay such Lender such additional amount or amounts as shall compensate such Lender for such reduction in its rate of return. Such notice shall contain the statement of such Lender with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Borrowers. In determining such amount, such Lender may use any reasonable method of averaging and attribution that it deems applicable.


 SECTION 3.  COLLATERAL

     3.1  Description:  As security for the payment of the Obligations, and
          -----------
satisfaction by Borrowers of all covenants and undertakings contained in this Agreement and the other Loan

Documents (all of the Property described in this Section 3.1 collectively being called the "Collateral"):

          (a) Each Borrower hereby assigns and grants to Agent, on behalf of Lenders, a continuing first lien on and security interest in, upon and to all of its following described Property:

               (i)  Accounts, Contract Rights, Etc. - All now owned and
                    -------------------------------
hereafter acquired, created, or arising Accounts, accounts receivable, notes receivable, contract rights, chattel paper, documents (including documents of title), instruments and letters of credit;

              (ii)  Inventory - All now owned or hereafter acquired Inventory
                    ---------
of every nature and kind, wherever located;

             (iii)  Equipment - All now owned or hereafter acquired equipment,
                    ---------
including without limitation machinery, vehicles, furniture and fixtures, wherever located, and all replacements, parts, accessories, substitutions and additions thereto;

              (iv)  General Intangibles - All now owned and hereafter acquired,
                    -------------------
created or arising general intangibles of every kind and description, including, but not limited, to all existing and future customer lists, choses in action, loans, claims, books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, blueprints, drawings, designs and plans, trade secrets, contracts, contract rights, distributorship agreements, licenses, license agreements, formulae, tax and any other types of refunds, rights to or in employee or other pension, retirement or similar plans and any assets thereof, or any portion thereof, including without limitation refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies relating to the Collateral, and computer information, software, records and data;

               (v)  Deposit Accounts and Investment Property - All now existing
                    ----------------------------------------
and hereafter acquired or arising deposit and investment accounts, commercial paper, Investment Property and certificates of deposit, of every nature, wherever located, and all documents and records associated therewith;

              (vi)  Property in Lender's Possession - All Property, now or
                    -------------------------------
hereafter in Agent's or any Lender's possession;

             (vii)  Dividends - Dividends at any time paid or payable or owing
                    ---------
from any Borrower to any other Borrower or any Subsidiary to any Borrower; and

            (viii)  Proceeds - The proceeds (including, without limitation,
                    --------
insurance proceeds), whether cash or non-cash, of all of the foregoing.

          (b) Each Borrower shall pledge to Agent on behalf of Lenders all of the capital stock in each Subsidiary (other than Foreign Subsidiaries) owned by it and each Borrower and Subsidiary shall pledge to Agent for the benefit of Lenders 65% of the capital stock of each Foreign Subsidiary owned by it.

     3.2  Lien Documents:  At Closing and thereafter as Agent deems necessary,
          --------------
Borrowers shall execute and deliver to Agent, or have executed and delivered (all in form and substance reasonably satisfactory to Agent):

          (a) Financing Statements - Financing statements pursuant to the UCC,
              --------------------
which Agent, on behalf of Lenders, may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that Agent deems appropriate; and

          (b) Other Agreements - Any other agreements, documents, instruments
              ----------------
and writings, including, without limitation, Stock Pledge Agreements, Foreign Stock Pledge Agreements, patent and trademark security agreements, reasonably required by Agent to evidence, perfect or protect Lenders' Liens and security interest in the Collateral or as Agent may reasonably request from time to time.

     3.3  Other Actions:  In addition to the foregoing, Borrowers shall do
          -------------
anything further that may be lawfully and reasonably required by Agent to secure Lenders and effectuate the intentions and objects of this Agreement, including, but not limited to, the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, security agreements, contracts and any other documents required hereunder, as well as termination statements terminating any Liens on the Collateral which are not Permitted Liens. At Agent's request, Borrowers shall also immediately deliver (with execution by Borrowers of all necessary documents or forms to reflect Agent's Lien thereon) to Agent as bailee for Lenders, all items for which Lenders must receive possession to obtain a perfected security interest, including without limitation, all notes, letters of credit, documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral.

     3.4  Searches:  Agent shall, prior to or at Closing, and thereafter as
          --------
Agent or Majority Lenders acting through Agent may reasonably determine from time to time, at Borrowers' expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrowers in this Agreement):

          (a) UCC Searches:  UCC searches with the Secretary of State and local
              ------------
filing office of each state where any Borrowers maintains its executive office, a place of business, or assets;

          (b) Judgments, Etc.:  Judgment, federal tax lien and corporate tax
              ---------------
lien searches, in all applicable filing offices of each state searched under subparagraph (a) above.

          (c) Good Standing Certificates:  Borrowers shall, prior to or at
              --------------------------
Closing and at its expense, obtain and deliver to Agent good standing certificates showing Borrowers and each of any Borrower's Subsidiaries, if any, to be in good standing in their respective states of incorporation and in each other state or foreign country in which they are doing and presently intend to do business except any such jurisdiction for which such failure to be so qualified will not have a Material Adverse Effect or adversely effect Agent's and/or Lenders' rights hereunder.

     3.5  Landlords' Waivers:  Borrowers will cause each landlord, mortgagee
          ------------------
and/or warehouseman of all premises occupied by any Borrower and each of Borrowers' Subsidiaries or to be occupied by any Borrower and each of Borrower's Subsidiaries, or where Collateral at any time is held, to execute and deliver to Agent an instrument, in form and substance reasonably satisfactory to Agent, under which such landlord, mortgagee or warehouseman waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Agent to remain on such premises to dispose of or deal with any Collateral located thereon.

     3.6  Stock Pledge Agreement:  On or before the Closing Date, the Stock
          ----------------------
Pledge Agreement shall have been executed by TWI and delivered to Agent, on behalf of Lenders, together with all capital stock pledged therein together with stock powers executed in blank or assignments separate from certificate, if applicable. To the extent any Borrower may hereafter acquire or create any Subsidiary, such Stock Pledge Agreement shall be amended and expanded, in form and substance acceptable to Agent, to include such Borrower if it is not already a party thereto and to include a pledge of all of the stock of such Subsidiary, except that if such new Subsidiary is a Foreign Subsidiary, a Foreign Stock Pledge Agreement shall be executed and delivered to Agent, on behalf of Lenders, with only 65% of the stock of such Subsidiary shall be pledged thereunder, and all steps necessary to provide Agent with a first perfected Lien therein shall be taken.

     3.7  Filing Security Agreement:  A carbon, photographic or other
          -------------------------
reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.


 SECTION 4.  CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

     Closing under this Agreement and the availability of the Revolving Credit are subject to the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent's counsel):

     4.1  Resolutions, Opinions, and Other Documents:  Borrowers shall have
          ------------------------------------------
delivered to Agent the following:

          (a) this Agreement and the Revolving Credit Notes all properly executed;

          (b)  each Loan Document;

          (c) certified copies of (i) resolutions of the board of directors of each Borrower authorizing the execution of this Agreement, and the Revolving Credit Note(s) to be issued hereunder and each document required to be delivered by any Section hereof and (ii) each Borrower's Articles or Certificate of Incorporation and By-laws;

          (d) an incumbency certificate for each Borrower identifying all Authorized Officers, with specimen signatures;

          (e) a written opinion of Borrowers' independent counsel addressed to Agent for the benefit of all Lenders and opinions of such other counsel as Agent deems necessary;

          (f) certification by the chief financial officer of each Borrower that there has not occurred any material adverse change in the operations and condition (financial or otherwise) of any Borrower or, to the best of its knowledge, the Acquired Operating Companies since December 31, 1995.

          (g) payment by Borrowers of all fees including, without limitation, fees owing to Agent, and Expenses associated with the Revolving Credit incurred to the Closing Date;

          (h) Uniform Commercial Code, judgment, federal and state tax lien searches against each Borrower (the "Searches"), at Borrowers' expense, showing that the Property of Borrowers (including Property acquired from the Acquired Operating Companies) and Borrower's Subsidiaries are not subject to any Liens except for Permitted Liens, together with Good Standing and Corporate Tax Lien Search Certificates showing no Liens on any Borrower's or any of any Borrower's Subsidiaries' Property and showing each Borrower to be in good standing in each jurisdiction as required by
Section 3.4 above;

          (i) Assignment of bank accounts; and

          (j) a true and correct copy of all material documents, instruments and agreements relating to the acquisition of the Acquired Operating Companies.

     4.2  Absence of Certain Events:  At the Closing Date, no Event of Default
          -------------------------
or Potential Default hereunder shall have occurred and be continuing.

     4.3  Warranties and Representations at Closing:  The warranties and
          -----------------------------------------
representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date. Borrowers shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

     4.4  Compliance with this Agreement:  Borrowers shall have performed and
          ------------------------------
complied in all material respects, with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrowers before or at the Closing Date.

     4.5  Officer's Certificate:  Agent shall have received a certificate dated
          ---------------------
the Closing Date and signed by the chief financial officer or a senior financial executive of TWI certifying on behalf of all Borrowers that all of the conditions specified in this Section have been fulfilled.

     4.6  Additional Conditions to Availability of Revolving Credit:  Subject to
          ---------------------------------------------------------
the conditions of this Section 4, the Revolving Credit shall be made available to Borrowers and Borrowers may request Advances and issuances of Letters of Credit thereunder after the Closing and after the following additional conditions have been satisfied:

          (a) Borrowers shall have delivered to Agent the following:

               (i) Updated Searches, at Borrowers' expense, showing that the Collateral is not subject to any Liens except for Permitted Liens;


               (ii) Loan Documents relating to the Foreign Subsidiaries (including, but not limited to, Foreign Stock Pledge Agreements); and

               (iii) Opinions of counsel for the Borrowers and for each Foreign Subsidiary as Agent deemed necessary.

     4.7  Certain Events:  At the time of each request for a cash advance or the
          --------------
issuance of a Letter of Credit under the Revolving Credit, (1) there shall be amounts available under the Revolving Credit Limit (as well as the L/C Sublimit or applicable Foreign Borrower Sublimit) as applicable, as evidenced by a Borrowing Authorization in the form of Exhibit 1 hereto, (2) no Event of Default shall have occurred and be continuing, (3) no Potential Default shall have occurred and be continuing, and (4) all representations and warranties of Borrowers set forth in this Agreement are true and correct as in effect on the date thereof, except changes not constituting an Event of Default hereunder.

     4.8  Non-Waiver of Rights:  By completing the Closing here under, or by
          --------------------
making advances hereunder, Agent and Lenders do not thereby waive a breach of any warranty or representation made by Borrowers hereunder or any agreement, document, or instrument delivered to Agent or any Lender, or otherwise referred to herein, and any claims and rights of Agent or any Lender resulting from any breach or misrepresentation by Borrowers are specifically reserved by Agent and Lenders.


 SECTION 5.  REPRESENTATIONS AND WARRANTIES

     To induce Lenders to complete the Closing and make the initial Advances under the Revolving Credit to Borrowers, each

Borrower warrants and represents to Agent and Lenders that the following statements are true and correct as to Borrowers:

     5.1  Corporate Organization and Validity:
          -----------------------------------

          (a) Each Borrower is a corporation duly organized and validly existing under the laws of its state of incorporation, is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify will not have a Material Adverse Effect. A list of all states and other jurisdictions where each Borrower is qualified to do business is attached hereto as Exhibit "5.1" and made a part hereof.

          (b) The making and performance of this Agreement and the other Loan Documents will not violate or result in a default (immediately or with the passage of time) under any law, government rule or regulation, or the charter, minutes or bylaw provisions of any Borrower, or any material contract, agreement or instrument to which any Borrower is or any Acquired Operating Company was a party, or by which any Borrower is or any Acquired Operating Company was bound. No Borrower is in violation of and has not knowingly caused any Person to violate any term of any material agreement or instrument to which it or such Person is a party or by which it may be bound or of its charter, minutes or its bylaws.

          (c) Each Borrower has all requisite corporate power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Agreement, and the documents and related agreements required hereby.

          (d) This Agreement, the Revolving Credit Notes to be issued hereunder, and all related agreements and documents required to be executed and delivered by Borrowers hereunder, when delivered, will be valid and binding upon Borrowers, and enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     5.2  Places of Business:  The only places of business of each Borrower, and
          ------------------
the places where such Borrower keeps and intends to keep its Property and records concerning its Property, are at the addresses listed in Exhibit "5.2" attached hereto and made a part hereof. Each Borrower's chief executive office (the place from which it manages the main part of its business operations and where its primary business records are located) is listed in Exhibit "5.2" hereto.

     5.3  Pending Litigation:  There are, to the best of each Borrower's
          ------------------
knowledge, no judgments or judicial or administrative orders, proceedings, litigation or investigations (civil or criminal) pending, or threatened, against any Borrower or any Acquired Operating Company in any court or before any governmental authority or arbitration board or tribunal except as shown in Exhibit "5.3", none of which are reasonably likely to have a Material Adverse Effect. No Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal. No Borrower nor any Acquired Operating Company nor any member of Executive Management of any Borrower or executive officer of any Acquired Operating Company has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or, to any Borrower's knowledge, under investigation in connection with any anti-racketeering or criminal conduct or activity.

     5.4  Title to Properties:  Each Borrower has good and marketable title to
          -------------------
all the Property constituting Collateral (and has acquired all right, title and interest to all Property of each Acquired Operating Company) free from Liens, except those of Agent and/or Lenders, and free from the claims of any other Person, except for Permitted Liens and those Liens set forth on Exhibit "5.4", attached hereto and made a part hereof.

     5.5  Governmental Consent:  Neither the nature of any Borrower or of any
          --------------------
Borrower's Business or Property, nor any relationship between any Borrower and any other Person, nor any circumstance affecting any Borrower in connection with the issuance or delivery of this Agreement or the other Loan Documents, or the acquisition of the Acquired Operating Companies is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of any Borrower in connection with the execution and delivery of this Agreement or the issuance or delivery of the other Loan Documents.

     5.6  Taxes: All tax returns required to be filed by Borrower and any
          -----
Acquired Operating Company in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon any Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP. No Borrower is aware of any proposed additional tax assessment or tax to be assessed against or applicable to any Borrower that would be reasonably likely to have a Material Adverse Effect.

     5.7  Financial Statements:  Borrowers' annual consolidated audited balance
          --------------------
sheet as of December 30, 1995 and the related income statement and statement of cash flow as of such date, accompanied, by the unqualified report thereon, by Borrowers' independent certified public accountants, (complete copies of which have been delivered to Agent), and the pro forma financial statements in the Prospectus have been prepared in accordance with GAAP and present fairly, the financial position of Borrowers and the Acquired Operating Companies on a consolidated and consolidating basis as of such date and the results of Borrowers' and each Acquired Operating Company's consolidated operations for such period. Each Borrower's fiscal year ends on December 31 of each calendar year and each Borrower's federal tax identification number is as set forth on Exhibit "5.7" attached hereto and made apart hereof.

     5.8  Full Disclosure:   Neither the financial statements referred to in
          ---------------
Section 5.7, nor this Agreement nor any other Loan Document or any financial projections, written reports or other financial statements or reports furnished by any Borrower to Agent or any Lender in connection with the negotiation of the Revolving Credit or contained in any financial statements or documents relating to any Borrower or any Acquired Operating Company, as of the time they were furnished, contained any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to any Borrower which has not been disclosed in writing to Agent which has or could have a Material Adverse Effect.

     5.9  Subsidiaries:  No Borrower has any Subsidiaries or Affiliates, except
          ------------
as listed on Exhibit "5.9" attached hereto and made a part hereof.

     5.10 Guarantees, Contracts, etc.:
          ---------------------------

          (a) Borrowers do not own or hold equity or long term debt investments in, have any outstanding advances to, or serve as guarantor, surety or accommodation maker for the obligations of, or have any outstanding borrowings from, any Person, or have entered into any leases for real or personal property (whether as landlord or tenant), except as described in Exhibit "5.10" attached hereto and made a part hereof.

          (b) No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or could have a Material Adverse Effect.

          (c) Except as otherwise specifically provided in this Agreement, no Borrower has agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise) to a Lien not permitted by this Agreement.

     5.11 Government Regulations, etc.:
          ----------------------------

          (a) The use of the proceeds of and Borrowers' issuance of the Revolving Credit Notes will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower either owns nor intends to carry or purchase any "margin stock" within the meaning of said Regulation U.

          (b) Borrowers have obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of their Property and for the conduct of their business, except those which, if not obtained, would not have or could not have a Material Adverse Effect.

          (c) As of the date hereof, no employee pension benefit plan ("Pension Plan") (as defined in Section 3(2) of ERISA) maintained or contributed to by any Borrower or under which any Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, except for any such failure corrected in full prior to the date hereof;
(ii) has failed to comply in any material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject any Borrower to any material liability, or (iv) has been terminated if such termination would subject any Borrower to any material liability. No Borrower has assumed, or received notice of a claim asserted against any Borrower for, withdrawal liability (as described in Section 4207 of ERISA) with respect to any multiemployer pension plan and no Borrower is a member of any Controlled Group (as defined in ERISA) except with respect to the other Borrowers only. Each Borrower has timely made all contributions when due with respect to any multiemployer pension plan to which it contributes and no event has occurred which would trigger a claim against any Borrower for withdrawal liability with respect to any multiemployer pension plan to which such Borrower contributes. All such Pension Plans and multiemployer pension plans are listed on Exhibit "5.11" attached hereto and made a part hereof.

          (d) Neither Borrowers nor any of the Acquired Operating Companies is in violation of, and have not received written notice that any of them is in violation of, or has knowingly caused any Person to violate any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including without limitation, the Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 or any regulations promulgated by the Federal Trade Commission in connection therewith, where such violation or violations would, individually or in the aggregate, have a Material Adverse Effect.

     5.12 Business Interruptions:  Except as set forth in Exhibit "5.12"
          ----------------------
hereof, within one (1) year prior to the date hereof, none of the business, Property or operations of any Borrower or any Acquired Operating Company have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against any Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting the business being operated by any Borrower or any of the Acquired Operating Companies.

     5.13 Names:
          -----

          (a) Within five (5) years prior to the Closing Date, no Borrower nor any Acquired Operating Company has conducted business under or used any other name (whether corporate or assumed) except for the names shown on Exhibit "5.13(a)", attached hereto and made a part hereof. TWI is the sole owner of all names listed on such Exhibit "5.13(a)" and any and all business done and all invoices issued in such trade names are TWI's sales, business and invoices.
Each trade name of TWI represents a division or trading style of TWI and not a separate corporate subsidiary or affiliate or independent entity.

          (b) All registered trademarks, patents or copyrights, or such as to which applications for registration have been submitted, which any Borrower uses, plans to use or has a right to use are listed on Exhibit "5.13(b)" attached hereto and made a part hereof. Each Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are described on such

Exhibit "5.13(b)". To the best of Borrowers' knowledge, no Borrower is in violation of any rights of any other Person with respect to such Property.

     5.14 Other Associations:  Borrowers are not engaged and do not have an
          ------------------
interest in any joint venture or partnership with any other Person except as described on Exhibit "5.14" hereto and made a part hereof.

     5.15 Environmental Matters:  Borrowers have no knowledge except as
          ---------------------
disclosed on Exhibit 5.15 attached hereto and made part hereof:

          (a) of the presence of, or use in violation of any applicable Environmental Law, any Hazardous Substances on any of the real property on which the Collateral (including any Property of any Acquired Operating Company) is located, or

          (b) of any on-site spills, releases, discharges, disposal or storage of Hazardous Substances that have occurred or are presently occurring on any of such real property in violation of any applicable Environmental Law, or

          (c) of any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring at other real properties in violation of any applicable Environmental Law as a result of the activities or omissions of any Borrower or any Acquired Operating Company or for which any Borrower or any Acquired Operating Company is reasonably likely to be held responsible, or

          (d) of any notice, summons, citation or other communication sent to any Borrower or any Acquired Operating Company from any state or federal agency concerning any intentional or unintentional action or conduct, inaction or omission, past or present which is or may be in violation of any applicable Environmental Law.

As used herein, the term "Hazardous Substances" means any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, as defined or designated under any Environmental Law applicable to such real property.

     5.16 Regulation O:  No director, executive officer or principal shareholder
          ------------
of any Borrower or any Acquired Operating Company is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director" (when used with reference to a Lender), "executive officer" and "principal shareholder" have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     5.17 Capital Stock: The authorized and outstanding capital stock of each
          -------------
Borrower is as set forth on Exhibit "5.17" attached hereto and made a part hereof. All of the outstanding capital stock of each Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all regulatory bodies thereof governing the sale and delivery of securities. Except for the rights and obligations set forth in Exhibit "5.17" or as set forth in the Prospectus, there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which each Borrower or any of its shareholders is bound relating to the issuance, transfer, voting or redemption of shares of its capital stock or any preemptive rights held by any Person with respect to the shares of a Borrower's capital stock. Except as set forth in Exhibit "5.17" or as set forth in the Prospectus, no Borrower has issued any securities convertible into or exchangeable for shares of its capital stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

     5.18 Solvency:  Each Borrower is solvent, able to pay its debts as they
          --------
become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. Each Borrower will not be rendered insolvent by the execution and delivery of this Agreement, the consummation the transactions contemplated by the Prospectus or any of the other documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

      5.19     Investment Company:  No Borrower is an "investment company"
               ------------------
registered or required to be registered under the Investment Company Act of 1940, as amended, nor is any Borrower controlled by such a company.

     5.20 IPO:  The IPO has been completed and represents a valid and binding
          ---
transaction enforceable in accordance with applicable law.

     5.21 Seller Debt: A current, correct and complete list of Borrowers'
          -----------
outstanding Seller Debt is set forth on Exhibit 5.21 hereto.


SECTION 6.  AFFIRMATIVE COVENANTS

     Each Borrower covenants that until all of the Obligations to Lenders are paid and satisfied in full and the Revolving Credit has been terminated:

     6.1  Payment of Taxes and Claims:  Each Borrower shall pay, before they
          ---------------------------
become delinquent,

          (a) all material taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all material claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons entitled to the benefit of statutory or common law Liens, which, if unpaid, would result in the imposition of a Lien upon its Property; provided, however, that Borrowers shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof shall at the time be contested in good faith and by appropriate proceedings by Borrowers, and if Borrowers shall have set aside on their books adequate reserves in respect thereof, in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and such Borrower's title to, and its right to use, its Property are not materially adversely affected thereby.

     6.2  Maintenance of Properties and Corporate Existence:
          -------------------------------------------------

          (a)  Property - Each Borrower shall (and each Borrower shall cause
               --------
each of its Subsidiaries to) maintain its Property in good condition and make all renewals, replacements, additions, betterments and improvements thereto in the ordinary course of business, as Borrowers deem reasonably necessary in good faith in the exercise of its business judgment, and will pay and discharge when due the cost of repairs and maintenance to its Property.

          (b)  Property Insurance - Each Borrower shall maintain insurance on
               ------------------
all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen's compensation, boiler and machinery) in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as Borrowers and reasonably acceptable to Agent. At or prior to Closing, Borrowers shall furnish Agent with a schedule of all such insurance prepared by its insurance broker, and certificates of insurance with respect thereto (including the text of the Lender's Loss Payable Clause in favor of Agent required below), or such other evidence of insurance as Agent may require. Borrowers shall furnish Agent with a copy of such policy within thirty (30) days after Closing. In the event Borrowers fail to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Agent (on behalf of Lenders) may do so for Borrowers, but Borrowers shall continue to be liable for the same. The policies of all casualty insurance with respect to the Inventory and Equipment shall contain standard Lender's Loss Payable Clauses issued in favor of Agent (on behalf of Lenders) indicating that Agent is sole Lender Loss Payee, under which all losses thereunder with respect to the Inventory and Equipment shall be paid to Agent (on behalf of Lenders) as Agent's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Agent and shall insure Lenders notwithstanding the act or neglect of any Borrower. Each Borrower hereby appoints Agent as its attorney-in-fact, exercisable at Agent's option (without any obligation to do so), to endorse any check which may be payable to such Borrower, and to file proofs of loss with respect to any insurance claims, and, after an Event of Default, to negotiate a settlement of any insurance claims, in order to collect the proceeds of such insurance and any amount or amounts collected by Agent pursuant to the provisions of this paragraph may be applied by Agent to the Obligations. Each Borrower further covenants that all insurance premiums due and owing under their current casualty policies have been paid. Each Borrower also agrees to notify Agent, promptly, upon any receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

          (c)  Public and Products Liability Insurance - Borrowers shall
               ---------------------------------------
maintain, and shall deliver to Agent upon Agent's request evidence of, public liability, products liability and business interruption insurance in such amounts as are reasonably acceptable to Agent, but in any event not more than are customary for companies in the same or similar businesses located in the same or similar area.

          (d)  Financial Records - Consistent with the existing practice of TWI,
               -----------------
each Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. No Borrower shall change its fiscal year end date without providing Agent thirty (30) days prior written notice thereof, provided that Borrowers may make such change only once prior to the Revolving Credit Maturity Date.

          (e)  Corporate Existence and Rights - Each Borrower shall do (or cause
               ------------------------------
to be done) all things necessary to preserve and keep in full force and effect its (and each of its Subsidiaries') existence, good standing in all jurisdictions where its failure to be in good standing might result in a Material Adverse Effect, and all of its rights, licenses and franchises, the absence of which might result in a Material Adverse Effect.

          (f)  Compliance with Laws - Each Borrower shall (and shall cause each
               --------------------
of its Subsidiaries to) (i) be in compliance in all material respects with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, Environmental Laws); and (ii) obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which violation or failure to obtain or maintain causes or might cause a Material Adverse Effect. Each Borrower shall (and shall cause each of its Subsidiaries to) timely satisfy all assessments, fines, costs and penalties imposed by any governmental body against such Borrower or Subsidiary or any Property of such Borrower or Subsidiary subject to the provisions of Section 6.1 above.

     6.3  Business Conducted:  Each Borrower shall (and shall cause each of its
          ------------------
Subsidiaries) continue in the Borrowers' (or Subsidiary's) Business using its best efforts to maintain its customers and goodwill. No Borrower or Subsidiary shall engage, directly or indirectly, in any material respect, in any line of business substantially different from the Borrowers' Business.

     6.4  Litigation:  Each Borrower, upon having knowledge thereof, shall give
          ----------
prompt notice to Agent of (a) the commencement against any Borrower or Subsidiary of any litigation claiming from any Borrower or Subsidiary more than $500,000 in excess of any available insurance coverage such Borrower or Subsidiary may have for such claim for which coverage has been acknowledged by such insurer, and (b) any other claims made against such Borrower or Subsidiary, or investigations or proceedings commenced against such Borrower or Subsidiary the existence of which or adverse disposition of which might have a Material Adverse Effect.

     6.5  Taxes:
          -----

          (a) Notwithstanding any other provision of this Agreement other than 6.5(f) and (g), any and all payments by Borrowers hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts or withholding taxes, and all liabilities with respect thereto, excluding taxes imposed on Agent's or any Lender's net income and franchise
---------
taxes imposed on Agent or any Lender by the United States or any jurisdiction under the laws of which it is organized or in which an office is located or any political subdivision thereof (all such non-excluded taxes, levies, imports, withholding taxes and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5) such Lender or Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions and (iii) Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

          (b) In addition, Borrowers agree to pay any present or future stamp or documentary taxes or any other general intangible, excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document including, without limitation, taxes associated with the financing statement filings in the State of Maryland (hereinafter referred to as "Other Taxes").

          (c) Borrowers will indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 6.5) paid by such Lender or Agent in respect of any and all payments made by Borrowers hereunder, as the case may be, and any liability (including penalties, interest and expenses other than those resulting from the failure of a Lender or Agent to pay any Taxes or Other Taxes for which it shall have received an indemnity payment hereunder) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made promptly after the date any Lender or Agent, as the case may be, makes written demand therefor. If a Lender or Agent shall become aware that it is entitled to receive a refund it shall notify Borrowers and shall, promptly after receipt of a request by Borrowers, apply for and pursue such a refund at Borrowers' expense. If any Lender or Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or Agent has received payment from Borrowers hereunder it shall promptly upon receipt repay such refund to Borrower without interest, except to the extent interest shall have accompanied such refund, provided that Borrowers, upon the request of such Lender or Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or Agent in the event such Lender or Agent is required to repay such refund.

          (d) Within 45 days after the date of any payment of Taxes or Other Taxes withheld by any Borrower in respect of any payment to any Lender or Agent, Borrowers will furnish to the Agent, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 6.5 shall survive the payment in full of principal and interest hereunder.

          (f) On or prior to the date it becomes a party to this Agreement, each Lender that is organized outside of the United States shall deliver to Borrowers such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224 or 1001 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax under a provision of an applicable tax treaty. In addition, each such Lender shall, if legally able to do so, thereafter deliver such certificates, documents or other evidence from time to time, including, without limitation, Internal Revenue Service Form W-8, establishing that payments received hereunder are not subject to such withholding upon receipt of a written request therefor from Borrowers or Agent. Unless Borrowers and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Revolving Credit Notes are not subject to United States Federal withholding tax under an applicable tax treaty, Borrowers or Agent shall withhold taxes from such payments at the applicable statutory rate.

          (g) Borrowers shall not be required to pay any additional amounts to any Lender in respect of United States Federal withholding tax pursuant to this
Section 6.5 if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to deliver the certificate, documents or other evidence specified in this Section 6.5 unless such failure is attributable to (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment or modification to or a revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case on or after the date such Lender becomes a party to this Agreement, provided, however, that such Lender shall promptly notify Borrowers of any such matter described in clause (i) or (ii) above upon its learning of the same and shall thereafter take all reasonable actions resulting from such matter including delivering certificates, documents or other evidence as may be necessary to eliminate or reduce the amount of tax required to be withheld.

          (h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Borrowers or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not result in the incurrence by such Lender of any cost for which Borrowers do not provide such security or indemnity as may be reasonably required by the Lender to indemnify it in full for such cost and would not in the judgment of such Lender be otherwise disadvantageous to it. Each Lender agrees with reasonable promptness to notify Borrower of any determination which it shall make to make any claim for additional amounts payable pursuant to this Section 6.5.

     6.6  Bank Accounts:  Each Borrower shall maintain its principal depository
          -------------
and disbursement account(s) with Agent.

     6.7  Employee Benefit Plans:  Each Borrower will (a) fund all of its
          ----------------------
Pension Plans in a manner that will satisfy the minimum funding standards of
Section 302 of ERISA, or will promptly satisfy any accumulated funding deficiency that arises under Section 302 of ERISA, (b) furnish Agent, promptly upon Agent's request of the same, with copies of all reports or other statements filed with the United States Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") or the Internal Revenue Service ("IRS") with respect to all Pension Plans, or which such Borrower, or any member of a Controlled Group (as defined in Title IV of ERISA or the Internal Revenue Code) of which any Borrower is also a member, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plans, and (c) promptly upon discovery advise Agent of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plans and the action which such Borrower proposes to take with respect thereto. Each Borrower will make all contributions when due with respect to any multiemployer pension plan to which it contributes and will promptly advise Agent (i) upon its receipt of notice of the assertion against it of a claim for withdrawal liability, (ii) upon discovery of the occurrence of any event which, to the best of such Borrower's knowledge, would trigger the assertion of a claim for withdrawal liability against any Borrower, and (iii) upon the occurrence of any event which, to the best of such Borrower's knowledge upon its learning of the same, would place Borrower in a Controlled Group, any member of which (including any Borrower) may be subject to a claim for withdrawal liability, whether liquidated or contingent, which could have a Material Adverse Effect.

     6.8  Warranties for Future Advances:  Each request by any Borrower for an
          ------------------------------
Advance under the Revolving Credit in any form following the Closing Date shall constitute an automatic representation and warranty, the truth and accuracy of such representation and warranty of which shall be a further condition to the funding of each Advance, by Borrowers to the effect that (without waiving, impairing or limiting the rights of Agent and the Lenders under Section 8 below):

          (a) There has not occurred any event or occurrence since the date of delivery of Borrower's most recent financial statements which has resulted in, or has had, a Material Adverse Effect.

          (b)  No Event of Default or Potential Default then exists;

          (c) Each Advance is within and complies with the terms and conditions of this Agreement including without limitation the notice provisions contained in Section 2.3 hereof; and

          (d) Each representation and warranty set forth in Section 5 of this Agreement is then true and correct in all material respects; provided that Borrowers may update all Exhibits and prepare additional Exhibits so that all such Exhibits and the representations and warranties, taken together, accurately reflect the state of any Borrower's affairs as of the date of a request for an Advance by giving written notice thereof to Agent, and further provided that such updated and additional Exhibits do not reflect events or conditions which constitute violations of Section 6 or 7 hereof or otherwise reflect a Material Adverse Effect.

     6.9  Financial Covenants:  Borrowers shall maintain and comply with the
          -------------------
following financial covenants (calculated on the basis of GAAP):

          (a)  Net Worth:  Borrowers shall have and maintain a Net Worth, on a
               ---------
consolidated basis, measured as of the last day of each fiscal quarter of Borrowers of not less than the sum of: (i) ninety (90%) percent of Closing Net Worth; (ii) ninety (90%) percent of Borrowers' net income arising after the Closing Date (without deduction for any losses reported (without deduction for any losses reported by Borrowers); and (iii) additional Stockholders' Equity (as determined by GAAP) arising out of or related to Equity Offerings after the Closing Date.

          (b)  Quick Ratio:  Borrowers shall have and maintain a Quick Ratio on
               -----------
a consolidated basis measured as of the last day of each fiscal quarter of Borrowers of not less than the ratio set forth below for the corresponding time period:


Ratio                      Time Period
-----          -------------------------------------

0.3:1 As of and from the Closing Date and through the day before the first anniversary of the Closing Date;

0.4:1 As of and from the first anniversary of the Closing Date through the day before the second anniversary of the Closing Date;

0.5:1 As of and from the second anniversary of the Closing Date through the day before the third anniversary of the Closing Date;

0.6:1 As of and from the third anniversary of the Closing Date and at all times thereafter.

          (c)  Capital Expenditures:  Borrowers shall not expend, on an
               --------------------
aggregate basis, for Capital Expenditures in excess of (i) $16,000,000 during their 1997 fiscal year, (ii) $17,000,000 during their 1998 fiscal year, (iii) $18,000,000 during their

1999 fiscal year, or (iv) $19,000,000 during their 2000 fiscal year; provided, however, that any portion of such maximum permitted amount up to $5,000,000 not utilized in a fiscal year may be utilized by Borrowers in (and only in) the next fiscal year. Capital Expenditures of Subsidiaries that are not Borrowers shall be included hereunder, except that Capital Expenditures of Foreign Subsidiaries that are not Borrowers shall only be included to the extent such Expenditures are funded with Capital Advances from any Borrower or other Subsidiary (other than a Foreign Subsidiary).

          (d)  Ratio of Funded Debt to EBITDA:  Borrowers shall have and
               ------------------------------
maintain a ratio of Funded Debt to EBITDA of no greater than 2.50 to 1.00 as of the end of each fiscal quarter by annualization of the calculations for the fiscal quarter then ending.

          (e)  Ratio of EBITA to Interest Expense:  Borrowers shall have and
               ----------------------------------
maintain a ratio of EBITA to Interest Expense of not less than 4.00 to 1.00 as of the end of each fiscal quarter for the current fiscal quarter then ending.

          (f)  Fixed Charges Coverage Ratio:  Borrowers shall have and maintain
               ----------------------------
a Fixed Charges Coverage Ratio of not less than 1.25 to 1.00 as of the end of each fiscal quarter.

     The calculation of financial covenant compliance under Sections 6.9(a),
(b), (d) and (e) hereof shall be tested on a quarterly basis, based on the quarterly financial statements delivered by Borrowers to Agent, with EBITDA, EBITA, EBIDA and cash interest expense during the most recent quarter annualized for the purpose of such calculation. The calculation of financial covenant compliance under Section 6.9(f) hereof shall be tested on a quarterly basis, based on the quarterly financial statements delivered by Borrowers to Agent, with cash interest expense and payments on Funded Debt included in Fixed Charges and EBIDA (i) for the quarter ending March 31, 1997 annualized for the purpose of such calculation, (ii) for the six months ending June 30, 1997 annualized for the purpose of such calculation, (iii) for the nine months ending September 30, 1997 annualized for the purpose of such calculation and (iv) on and after the quarter ending December 31, 1997, the actual cash interest expense and payments on Funded Debt and EBIDA during the four fiscal quarters ended on the last day of such quarter. All financial covenant calculations shall be made, and all financial statements provided for below shall be prepared, on a consolidated basis in accordance with GAAP consistently applied.

     6.10 Financial and Business Information:  Borrowers shall deliver to Agent
          ----------------------------------
and to each Lender the following:

          (a)  Financial Statements and Collateral Reports:  such data, reports,
               -------------------------------------------
statements and information, financial or otherwise, as Agent may reasonably request, including, without limitation:

               (i) within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers and their Subsidiaries for such year on a consolidated and consolidating basis, eliminating inter-company transactions, including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and certified on an unqualified basis by a Big Six independent public accountants of recognized standing, selected by Borrowers and reasonably satisfactory to the Agent (Arthur Andersen being acceptable to Agent), to have been prepared in accordance with GAAP, and, if applicable, along with Borrowers' Form 10K Report filed with the Securities and Exchange Commission.

               (ii) within thirty (30) days of the end of each calendar month, Borrowers' accounts receivable aging report, accounts payable aging report, and such other reports as Agent deems reasonably necessary.

               (iii) within forty-five (45) days after the end of each calendar quarter, internally prepared financial statements for Borrowers, including balance sheet, income statement and statements of cash flows, prepared in accordance with GAAP, and, if applicable, Borrowers' Form 10Q Report filed with the Securities and Exchange Commission, all in form and substance reasonably satisfactory to Agent.

               (iv) within thirty (30) days after the end of each calendar month which is not the end of a fiscal quarter, internally prepared financial statements for Borrowers, including balance sheet, income statement and statements of cash flows, prepared in accordance with GAAP, without footnotes and subject to normal year end adjustments, all in form and substance reasonably satisfactory to Agent.

               (v) within forty-five 45 days after the commencement of each fiscal year, annual projections of profit and loss, cash flows and balance sheets prepared on a monthly basis for such year in a manner consistent with the prior year's financial statements, all in form and substance reasonably satisfactory to Agent.

          (b)  Notice of Event of Default - promptly upon becoming aware of the
               --------------------------
existence of any condition or event which constitutes an Event of Default under this Agreement, or which with the passage of time or the giving of notice, or both, could become an Event of Default hereunder, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking (and proposes to take) with respect thereto;

          (c)  Notice of Claimed Default - promptly upon receipt by any
               -------------------------
Borrower, notice of default, oral or written, given to any Borrower by any creditor for borrowed money in excess of $250,000;

          (d)  Securities and Other Reports - if any Borrower shall be required
               ----------------------------
to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, a true and correct copy of each financial statement, report, notice and proxy statement sent by such Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by such Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

     6.11 Officers' and Accountant's Certificates:  Along with the set of
          ---------------------------------------
financial statements and other reports delivered to Agent and each Lender at the end of each quarter and fiscal year, as applicable, pursuant to Section 6.10(a) hereof, Borrowers shall deliver to Agent (a) a certificate (in the form of Exhibit "6.11" attached hereto and made a part hereof) from the chief financial officer of Borrowers; and (b) with respect to the annual statements of Borrowers, a certificate from Borrowers' independent certified public accountant, addressed to Agent, (i) stating that Borrowers are authorized to deliver such financial statements and its certifications thereof to Agent pursuant to this Agreement, and (ii) having attached the calculations required to establish whether or not Borrowers were in compliance with Section 6.9.

     6.12 Inspection:  So long as Borrowers are indebted to Lenders, Borrowers
          ----------
will permit any of Agent's officers or other representatives to visit and inspect any of the locations of any Borrower at any time during normal business hours, provided that prior to the occurrence of any Event of Default or an event which with the passage of time, the giving of notice or both would become an Event of Default, Agent shall give Borrowers at least 48 hours prior notice of each visit, to examine and audit all of Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants. Borrowers hereby irrevocably authorize and direct all such accountants and auditors to exhibit and deliver to Agent and any Lender copies of any and all of Borrowers' financial statements or other accounting records of any sort in the accountant's or auditor's possession. Following an Event of Default, all such inspections and audits shall be at Borrowers' expense at the standard rates charged by Agent or its agents for such activities (plus Agent's or its Agent's reasonable out-of-pocket expenses).

     6.13 Tax Returns and Reports:  At Agent's request from time to time,
          -----------------------
Borrowers shall promptly furnish Agent with copies of their annual federal and state income tax returns. Each Borrower further agrees that, if requested by Agent, it shall promptly furnish Agent with copies of all reports filed by it with any federal, state or local governmental authority or agency, board or commission.

     6.14 Information to Participant:  Each Lender may divulge to any
          --------------------------
participant, co-lender or assignee or prospective participant, co-lender or assignee it is permitted to obtain in the Revolving Credit, or any portion thereof, all information, and furnish to such Permitted Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents, provided such Permitted Person agrees to keep all such information and copies confidential.

     6.15 Material Adverse Developments:  Borrowers agree that immediately upon
          -----------------------------
becoming aware of any development or other information which would reasonably be expected to have or cause a Material Adverse Effect, it shall give to Agent telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Agent on the next Business Day after such verbal notice is given.

     6.16 Name Changes, Places of Business:  Each Borrower shall give not less
          --------------------------------
than thirty (30) days prior written notice to Agent of any name change or change in the location of any of its respective places of business, of the places where records concerning the Collateral are kept, or the establishment of any new, or the discontinuance of any existing place of business.

     6.17 Interest Rate Caps.  Within ninety (90) days of the Closing Date,
          ------------------
Borrowers shall enter into interest swap agreements with any Lender (unless Borrowers are able to obtain a better rate from a financial institution which is not a Lender) pursuant to which Borrowers cap the interest rate on LIBOR Based Rate Loans at 8.5% on not less than Twenty Million Dollars ($20,000,000) of Loans outstanding at any time under the Revolving Credit Facility for two years from the date such agreements are entered into by Borrowers, such agreements to be acceptable to Lenders.

     6.18 Surety Agreement.  Each Borrower shall cause all of its Domestic
          ----------------
Subsidiaries (other than another Borrower), whether now existing or hereafter established or acquired, to execute a surety agreement in favor of Agent, for the benefit of Lenders, guaranteeing all of the Obligations hereunder, and a security agreement providing for the granting of a Lien by such Subsidiary, in favor of Agent for the benefit of the Lenders, in all of its existing and future Property as security for such surety agreement, such agreements to be in form and substance acceptable to Agent (the "Surety Agreements").


SECTION 7.  NEGATIVE COVENANTS:

     Borrowers covenant that until all of the Obligations to Lenders are paid and satisfied in full and the Revolving Credit has been terminated, that:

     7.1  Merger, Consolidation, Dissolution or Liquidation:
          -------------------------------------------------

          (a) No Borrower shall (or cause or permit any Subsidiary to) sell, lease, license, transfer or otherwise dispose of its Property, other than Inventory, equipment or real estate sold in the ordinary course of business.

          (b) No Borrower shall (or cause or permit any Subsidiary to) merge or consolidate with any other Person except in connection with a Qualified Acquisition or commence a dissolution or liquidation.

     7.2  Acquisitions: No Borrower shall (or cause or permit any Subsidiary to)
          ------------
acquire all or a material portion of the stock, securities or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction, other than a Qualified Acquisition, provided however that (a) the aggregate value (determined by the aggregate of all consideration in such transactions, including without limitation the purchase price paid or to be paid, any assumed obligations and future (including contingent) monetary obligations) of all Qualified Acquisitions shall not exceed $175,000,000, (b)(i) if the Pro Forma Funded Debt to EBITDA Ratio is not less than 1.5 to 1 Borrowers may incur, as part of such Qualified Acquisition, Financed Acquisition Debt up to $5,000,000 and (ii) if the Pro Forma Funded Debt to EBITDA Ratio is less than
1.5 to 1 Borrowers may incur, as part of such acquisition, Financed Acquisition Debt up to $7,500,000, and (c) each company or business being acquired as part of a Qualified Acquisition must have positive EBITDA (excluding for the purpose of such calculations distributions and payments to shareholders other than salary) for the immediately preceding twelve (12) full calendar months.

     7.3  Liens and Encumbrances:  No Borrower shall (or cause or permit any
          ----------------------
Domestic Subsidiary to): (i) execute a negative pledge agreement with any Person other than Agent and/or Lenders covering any of its Property or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens. As used herein, "Permitted Liens" means:

          (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons, provided the payment thereof is not at the time required by Section 6.1;

          (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance, social security and other like laws;

          (c)  Liens described in Exhibit 5.4;

          (d) Liens constituting purchase money security interests, Capitalized Lease Obligations or finance leases hereafter created by any Borrower or Domestic Subsidiary to Persons providing Permitted Purchase Money Financing so long as

(i) each obligation secured by a Lien permitted by this subparagraph (d) does not exceed 100% of the total cost (including interest) to acquire and install such Property, (2) such Lien extends only to the Property actually acquired with such financing, and (3) such obligation is permitted by Section 7.6(c) below;

          (e) Liens on equipment of Future Acquired Companies securing Permitted Assumed Debt, subject to the limitations of Section 7.6(d) below; and

          (f) Security deposits provided to landlords of real property leased and occupied by any Borrower.

     7.4  Transactions With Affiliates or Subsidiaries:
          --------------------------------------------

          (a) No Borrower shall (or cause or permit any Subsidiary to) enter into any transaction with any Affiliate or Subsidiary including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary, unless (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by such Borrower or Subsidiary, and the transaction is in the ordinary course of and pursuant to the reasonable requirements of such Borrower or Subsidiary and such other entity's business and upon terms substantially the same and no less favorable to such Borrower or Subsidiary as it would obtain in a comparable arm's-length transactions with any Person not an Affiliate or a Subsidiary, and (ii) such transaction is not otherwise prohibited hereunder. (An "Affiliate" means any entity which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with any Borrower. Control may be by ownership, contract, or otherwise.)

          (b) No Borrower shall create or acquire any Subsidiary except in connection with a Permitted Qualified Acquisition.

          (c) No Borrower shall (or cause or permit any Subsidiary to) make a Capital Advance to any Foreign Subsidiary unless (i) a Borrower or Subsidiary has executed and delivered to

Agent and otherwise performed a Foreign Stock Pledge Agreement with respect to the stock of such Foreign Subsidiary and Agent has, for the benefit of Lenders, a first perfected Lien on such stock and (ii) the aggregate amount of Capital Advances (other than Excluded Capital Advances) by Borrowers and Subsidiaries to all Foreign Subsidiaries (including the subject Capital Advance) then outstanding does not exceed the Foreign Subsidiary Limit.

     7.5  Guarantees:  Excepting the endorsement in the ordinary course of
          ----------
business of negotiable instruments for deposit or collection, no Borrower or Subsidiary shall become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of any kind of any Person (other than a Borrower or Domestic Subsidiary).

     7.6  Distributions, Redemptions and Other Indebtedness: No Borrower or
          -------------------------------------------------
Subsidiary shall: (a) declare or pay or make any forms of Distribution to its shareholders (other than a Borrower or Subsidiary), their successors or assigns;
(b) make any prepayments on (i) any existing or future indebtedness for borrowed money to any Person or (ii) the earn-out payable to Morton Reich; (c) make any payment on Seller Debt if an Event of Default or Potential Default has occurred and is continuing or such payment would result in the occurrence of an Event of Default or Potential Default or (d) hereafter borrow money or otherwise incur or assume or become liable for indebtedness for borrowed money other than from Lenders hereunder except in connection with Permitted Purchase Money Financing and Permitted Assumed Debt provided, however, that (i) the aggregate amount of all Permitted Purchase Money Financing and Permitted Assumed Debt of Borrowers shall not, in any event, exceed $10,000,000 outstanding at any one time, and
(ii) the aggregate amount of Permitted Purchase Money Financing and Permitted Assumed Debt of Borrowers that is Secured Real Estate Debt shall not exceed $2,000,000 outstanding at any one time.

     7.7  Loans and Investments:  No Borrower or Subsidiary shall make or have
          ---------------------
outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than (a) advances made to employees for travel, expenses and other business related activities, in the ordinary course of such Borrower's business, in an aggregate amount at any one time not to exceed $100,000 as to all Borrowers or Subsidiaries and (b) Capital Advances by any Borrower to a Subsidiary subject to the conditions of Section 7.4(a) and 7.4(c) above.

     7.8  Use of Lenders' Name:  No Borrower or Subsidiary shall use any
          --------------------
Lender's name (or the name of any of any Lender's affiliates) or Agent's name in connection with any of its business operations except to identify the existence of the Revolving Credit and the names of the Lenders and Agent in the ordinary course of Borrower's business. Nothing herein contained is intended to permit or authorize any Borrower to make any commitment or contract on behalf of any Lender or Agent.

     7.9  Miscellaneous Covenants:
          -----------------------

          (a) No Borrower or Subsidiary shall become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement (1) materially impairs such Borrower's ability to perform under this Agreement or any Loan Document or (2) impairs such Borrower's or Subsidiary's ability to perform under any other instrument, agreement or document to which such Borrower or Subsidiary is a party or by which it is or may be bound as would be reasonably likely to have a Material Adverse Effect.

          (b) No Borrower or Domestic Subsidiary shall carry or purchase any "margin stock" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

     7.10 Change of Majority Control: No Person shall control, directly or
          --------------------------
indirectly (which may include ownership by one or more trusts controlled by such Person), at least 51% of the capital stock of TWI and TWI shall own and control 100% of the capital stock of each other Borrower.

     7.11 Change in Executive Management: Borrowers shall not remove or replace
          ------------------------------
any Person who is a member of Executive

Management without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld. In the event of the death or any member of Executive Management, Borrowers shall have ninety (90) days to replace such Person, and any such replacement shall be acceptable to the Majority Lenders in their reasonable discretion.

SECTION 8.  DEFAULT

     8.1    Events of Default:  Each of the following events shall constitute an
            -----------------
event of default ("Event of Default") and Agent shall thereupon have the option, and the Majority Lenders shall have the option to cause Agent, to declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in subparagraphs (j),
(k) or (l) shall automatically cause an acceleration of the Obligations):

            (a) Payments - if Borrowers fail to make any payment of principal or
                --------
interest, including any Overadvance, or any fees, under the Revolving Credit on the due date of such payment; or

            (b) Other Charges - if Borrowers fail to pay any other fees,
                -------------
charges, Expenses or other monetary obligations owing to any Lender or Agent arising out of or incurred in connection with this Agreement within five (5) days after notice that such payment was not made when due or demanded, as applicable; or

            (c) Covenant Defaults - if Borrowers, or any of them, fail to
                -----------------
perform, comply with or observe any affirmative or negative covenant or undertaking contained in this Agreement; provided however that with respect to Borrowers' failure to perform or comply with the covenants contained in Section
6.1 above, Borrowers shall have five (5) Business Days from the occurrence thereof to perform and/or comply with such covenant; or

            (d) Financial Information - if any statement, report, financial
                ---------------------
statement, or certificate made or delivered at any time by any Borrower or any of its officers, employees or agents, to Agent or any Lender is not true and correct, in all material respects, when made; or

            (e) Uninsured Loss - if there shall occur any uninsured damage to or
                --------------
loss, theft, or destruction with respect to any portion of any Property of any Borrower which (a) is in excess of $250,000 with respect to any portion of any Property of any Borrower, or (b) is reasonably likely to result in a Material Adverse Effect; or

            (f) Warranties or Representations - if any warranty,
                -----------------------------
representation or other statement by or on behalf of any Borrower or Borrowers contained in or pursuant to this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made or deemed made; or

            (g) Agreements with Others - if there shall be any default by any
                ----------------------
Borrower beyond any grace period under any agreement with any other creditor for borrowed money in excess of $100,000, and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, if the effect of such default is to cause or to permit the relevant creditor to cause any Borrower's obligations which are the subject thereof to become due prior to their maturity date or prior to their regularly scheduled date of payment;

            (h) Other Agreements with Lenders - if any Borrower breaches or
                -----------------------------
violates the terms of, or if a default or an Event of Default, occurs under, any other existing or future agreement (related or unrelated) between such Borrower, any Borrowers or among any Borrower or Borrowers with Agent or any Lender or all Lenders relating to the lending of money, issuance of a letter of credit, or other creation of a monetary obligation or extension of credit (subject to any applicable grace or cure period which may be contained in such other agreement); or

            (i) Judgments - if any final judgment is entered against any
                ---------
Borrower for the payment of money in excess of $100,000 which shall not be satisfied, dismissed or bonded pending appeal within 30 days after the entry thereof; or

            (j) Assignment for Benefit of Creditors, etc. - if any Borrower
                -----------------------------------------
makes or proposes an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by any Borrower; or

            (k) Bankruptcy, Dissolution, etc. - upon the commencement of any
                -----------------------------
action for the dissolution or liquidation of any Borrower, or the commencement of any case or proceeding for reorganization or liquidation of any Borrower's debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against any Borrower; provided, however, that Borrowers shall have forty-five (45) days to obtain the dismissal or discharge of any such involuntary proceeding, it being understood that during such forty-five (45) day period, no Lender shall be obligated to make Advances hereunder and Agent may seek adequate protection in any bankruptcy proceeding; or

            (l) Receiver - upon the appointment of a receiver, liquidator,
                --------
custodian, trustee or similar official or fiduciary for any Borrower or for a material portion of such Borrower's Property; or

            (m) Execution Process, Seizure, etc. - if any Property of any
                --------------------------------
Borrower, with a cost in excess of $50,000 is seized by any governmental entity (federal, state or local), landlord or other Person without Borrowers' consent; or

            (n) Termination of Business - if any Borrower ceases any material
                -----------------------
portion of its business operations as presently conducted; or

            (o) Pension Benefits, etc. - if any Borrower fails to comply with
                ----------------------
ERISA, so that grounds exist to permit the Pension Benefit Guaranty Corporation or any other Person to institute proceedings to appoint a trustee to administer any Pension Plan, to assess any material liability on any Borrower, or to permit the entry of a Lien to secure any deficiency or claim; or

            (p) Criminal Conduct and Investigations - if any Borrower commits or
                -----------------------------------
is indicted for committing any crime or if any proceeding or investigation by any governmental body is pending an adverse disposition of which would be reasonably likely to result in the forfeiture of any material Property of any Borrower to any governmental entity, federal, state or local; or

            (q) Tax Liens - if a notice of a Lien, levy, or assessment in excess
                ---------
of $50,000 is filed of record with respect to any or all of any Borrower's Property by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any or all of any Borrower's Property.

     8.2    Cure - Nothing contained in this Agreement or the Loan Documents
            ----
shall be deemed to compel Agent and/or Lenders to accept a cure of any Event of Default hereunder.

     8.3    Rights and Remedies on Default:
            ------------------------------

            (a) In addition to all other rights, options and remedies granted or available to Agent or Lenders under this Agreement or the Loan Documents, or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default, or any event which with the giving of notice or the passage of time, or both, would become an Event of Default, Agent may, in its discretion, direct Lenders, and the Majority Lenders shall have the option to instruct Agent to direct Lenders, to, withhold or cease making Advances under the Revolving Credit.

            (b) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, in its discretion, upon or at any time after the occurrence and during the continuance of an Event of Default, terminate the Revolving Credit.

            (c) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default Borrowers shall be obligated to deliver to Agent, on behalf of all Lenders, the proceeds of Collateral.

            (d) In addition to all other rights, options and remedies granted or available to Agent, under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), upon or at any time after the occurrence and during the continuance of an Event of Default, Borrowers shall, at Agent's request (in its discretion), deliver and pledge to Agent, on behalf of all Lenders, collateral (consisting of cash or U.S. Government Securities) in an aggregate fair market value equal to the aggregate face amount of all outstanding Letters of Credit.

            (e) In addition to all other rights, options and remedies granted or available to Agent under this Agreement or the Loan Documents (each of which is also then exercisable by Agent), Agent may, upon or at any time following the occurrence and during the continuance of an Event of Default exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

                (i) The right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to any Borrower to an address designated by Agent); or

               (ii) By its own means or with judicial assistance, enter any Borrower's premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (f) below, without any liability for rent, storage, utilities or other sums, and no Borrower shall resist or interfere with such action; or

               (iii) Require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Agent at any place designated by Agent;

               (iv) The right to reduce the Revolving Credit Limit or to modify the terms and conditions upon which Agent, on behalf of Lenders, or Lenders may be willing to consider making Advances under the Revolving Credit.

            (f) Borrowers hereby agree that a notice received by it at least ten
(10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Agent without prior notice to Borrowers. Borrowers covenant and agree not to interfere with or impose any obstacle to Agent's exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder.

            (g) In addition to all other rights, options and remedies granted to Agent and Lenders under this Agreement, Agent may, with the consent of the Majority Lenders, at any time, in its sole discretion, with or without cause, relinquish or abandon any Collateral or security therein.

            (h) Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Borrower (without requiring any of them to act as such) with full power of substitution to do the following, in Agent's discretion, following the occurrence and during the continuance of an Event of Default: (a) endorse the name of such Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Borrower and constitute collections on Borrower's Accounts or proceeds of other Collateral; (b) execute in the name of such Borrower any financing statements, schedules, assignments, instruments, documents and statements that such Borrower is obligated to give Agent hereunder or is necessary to perfect Agent's security interest or lien in the Collateral;
(c) to verify validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Agent's asset based lending department; and (d) do such other and further acts and deeds in the name of any such entity that Agent may reasonably deem necessary or desirable to enforce any Account or realize upon any other Collateral. This power of attorney is coupled with an interest, and is irrevocable until the Obligations are indefeasibly paid in full.

            (i) Following the occurrence and during the continuance of an Event of Default, Agent, on behalf of Lenders, shall be entitled to verify validity, amount, or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise in accordance with the customary procedures of Agent.

     8.4    Nature of Remedies:  All rights and remedies granted Agent or
            ------------------
Lenders hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Agent may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Agent, upon or at any time after the occurrence of an Event of Default, may proceed against Borrowers, or any of them, or any of the Collateral, at any time, under any agreement, with any available remedy and in any order.

     8.5    Set-Off:  If any bank account of any Borrower with Agent, any Lender
            -------
or any participant is attached or otherwise liened or levied upon by any third party, such Lender (and such participant) as agent for Lenders shall have and be deemed to have, without notice to Borrowers, the immediate right of set-off and may apply the funds or amount thus set-off against any of the Obligations hereunder.

     8.6    CONFESSION OF JUDGMENT:
            ----------------------

            (A) EACH BORROWER HEREBY IRREVOCABLY AND INDEPENDENTLY AUTHORIZES AND EMPOWERS ANY ATTORNEY(S) OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO APPEAR AT THE DIRECTION OF AGENT, ON BEHALF OF LENDERS, FOR ANY ONE OR MORE BORROWERS IN ANY SUCH COURT, WITH OR WITHOUT DECLARATION FILED, AS OF ANY TERM OR TIME, AND CONFESS OR ENTER JUDGMENT AGAINST ANY ONE OR MORE BORROWERS IN LENDER'S FAVOR, OR AGENT'S FAVOR ON BEHALF OF LENDERS, FOR ALL OR ANY PART OF THE OBLIGATIONS DUE OR TO BECOME DUE BY BORROWERS HEREUNDER, WITH COSTS OF SUIT, RELEASE OF ERRORS AND TEN PERCENT (10%) OF SUCH SUMS ADDED AS A REASONABLE ATTORNEYS' FEE; AND FOR THE PURPOSE HEREOF A COPY OF THIS AGREEMENT SHALL BE SUFFICIENT WARRANT. SUCH AUTHORITY AND POWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED FROM TIME TO TIME HEREUNDER AS AGENT MAY DETERMINE. NOTWITHSTANDING THE USE OF A STATED PERCENTAGE AS SET FORTH ABOVE FOR THE PURPOSE OF ASSESSING ATTORNEYS' FEES WITH RESPECT TO THE ENTRY OF A CONFESSED

JUDGMENT, BORROWERS SHALL BE LIABLE ONLY FOR ATTORNEYS' FEES AND EXPENSES ACTUALLY INCURRED.

            (B) EACH BORROWER, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWERS BY LENDERS OR AGENT ON LENDERS' BEHALF BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWERS HEREBY UNCONDITIONALLY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWERS, IN EACH CASE WITHOUT FIRST GIVING NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.


SECTION 9.  AGENT

     9.1    Appointment and Authorization.  Each Lender, and each subsequent
            -----------------------------
holder of any of the Revolving Credit Notes by its acceptance thereof, hereby irrevocably appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as may be otherwise expressly provided herein, Borrowers are hereby authorized by the Lenders to deal solely with the Agent in all transactions which affect the Lenders under this Agreement and the Loan Documents. The rights, privileges and remedies accorded to the Agent hereunder shall be exercised by the Agent on behalf of all of the Lenders.

     9.2    General Immunity.  Subject to the provisions of this Agreement, the
            ----------------
Agent will handle all transactions relating to the Loans and all other Obligations, including, without limitation, all transactions with respect to the Letters of Credit, this Agreement, the Loan Documents and all related documents in accordance with its usual banking practices. In performing its duties as Agent hereunder, the Agent will take the same care as it takes in connection with loans in which it alone is interested. However, neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

     9.3    Consultation with Counsel.  The Agent may consult with legal counsel
            -------------------------
and any other professional advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     9.4    Documents.  The Agent shall not be under a duty to examine into or
            ---------
pass upon the effectiveness, genuineness or validity of this Agreement or any of the Revolving Credit Notes or any other instrument or document furnished pursuant hereto or in connection herewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of such instrument or document.

     9.5    Rights as a Lender.  With respect to its applicable Revolving Credit
            ------------------
Pro Rata Percentage of the Revolving Credit, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Subject to the provisions of this Agreement, the Agent may accept deposits from, lend money to and generally engage in any kind of banking or trust business with Borrower and its Affiliates as if it were not the Agent.

     9.6    Responsibility of Agent.  It is expressly understood and agreed that
            -----------------------
the obligations of the Agent hereunder are only those expressly set forth in this Agreement and that the Agent shall be entitled to assume that no Event of Default, and no event which with the passage of time, or the giving of notice, would constitute an Event of Default, has occurred and is continuing, unless the Agent has actual knowledge of such fact. Except to the extent Agent is required by the Lenders pursuant to the express terms hereof to take a specific action, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement and the Loan Documents. The Agent shall incur no liability under or in respect of this Agreement and the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable under the circumstances. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute the Agent a joint venturer with any Lender, a trustee or fiduciary for any of the Lenders or for the holder of a participation therein nor impose on the Agent duties and obligations other than those set forth herein.

     9.7    Collections and Disbursements.
            -----------------------------

            (a) The Agent will have the right to collect and receive all payments of the Obligations and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due under this Agreement and the Loan Documents. On each Settlement Date, Agent shall make a determination of the actual outstanding dollar amount of each Lender's Loans based upon its Revolving Credit Pro Rata Percentage (or such lesser percentage if such Lender has failed to remit a required payment to Agent hereunder) of the outstanding principal amount of all Loans.

            (b) Agent shall pay to each Lender, on each Settlement Date, from the interest actually received by Agent from Borrowers, a sum equal to the interest calculated for the actual number of days elapsed on the basis of a year of 360 days, on each Lender's outstanding balance of its Loans at the rate equal to the applicable rate of interest chosen by Borrowers with respect to such Lender's Revolving Credit Pro Rata Percentage of the Advances outstanding. If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Revolving Credit Pro Rata Percentage.

            (c) If any such payment received by the Agent is rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Revolving Credit Pro Rata Percentage of the amount so rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned.

            (d) All payments by the Agent and the Lenders to each other hereunder shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Revolving Credit, including the Letters of Credit, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours, at such Lender's sole expense. In the event that any Lender shall receive any payments in reduction of the Obligations in an amount greater than its applicable Revolving Credit Pro Rata Percentage in respect of indebtedness to the Lenders evidenced hereby (including, without limitation amounts obtained by reason of setoffs), such Lender shall hold such excess in
                                                                           --
trust (to the extent such Lender is lawfully able to do so) for Agent (on behalf
-----
of all other Lenders) and shall promptly remit to the Agent such excess amount so that the amounts received by each Lender hereunder shall at all times be in accordance with its applicable Revolving Credit Pro Rata Percentage. To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Revolving Credit Pro Rata Percentage, the Lender having a greater share of any payment(s) than its applicable Revolving Credit Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the Revolving Credit Pro Rata Shares of the other Lenders as determined by Agent.

            (e) The proceeds from the sale or disposition of any Collateral shall be applied first to Expenses incurred by Agent, then to accrued but unpaid interest, then to unpaid fees owing to Lenders and/or Agent, then on the next Settlement Date to the principal balance of Loans in accordance with percentage which each Lender's respective outstanding Loans bears to the aggregate outstanding Loans.

     9.8    Indemnification.  To the extent not promptly paid by Borrowers, the
            ---------------
Lenders hereby each indemnify the Agent ratably according to their respective Revolving Credit Pro Rata Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this

Agreement or any other Loan Document or any action taken or omitted by the Agent under or related to this Agreement or the other Loan Documents or the Loans, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or wilful misconduct. Agent shall have the right to deduct, from any amounts to be paid by Agent to any Lender hereunder, any amounts owing to Agent by such Lender by virtue of this paragraph.

     9.9    Expenses.
            --------

            (a) All reasonable out-of-pocket costs and out-of-pocket expenses incurred by Agent in connection with the creation, amendment, administration, termination and enforcement of the Loans (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders pro rata based on their applicable Revolving Credit Pro Rata Percentage.

            (b) Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for such costs or expenses.

            (c) In connection with reimbursement of expenses set forth in this
Section 9.9 and indemnification obligations set forth in Section 9.8, Agent shall provide a written statement to Lenders describing such expenses or indemnification obligations.

      9.10  No Reliance.  By execution of or joining in this Agreement, each
            -----------
Lender acknowledges that it has entered into this Agreement and the Loan Documents solely upon its own independent investigation and is not relying upon any information supplied by or any representations made by Agent. Each Lender shall continue to make its own analysis and evaluation of Borrowers. Agent makes no representation or warranty and assumes no responsibility with respect to the financial condition or Property of Borrowers, any obligor or any Account Debtor; the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of Borrowers; or for sufficiency, authenticity, legal effect, validity or enforceability of the Loan Documents. Agent assumes no responsibility or liability with respect to the collectibility of the Obligations or the performance by Borrowers of any obligation under the Loan Documents.

     9.11   Reporting.  During the term of this Agreement, Agent will promptly
            ---------
furnish each Lender or make available to each Lender at Agent's office in Philadelphia, Pennsylvania, such financial statements, reports and other materials actually received by Agent, as any Lender may reasonably request. Agent will notify Lenders within a reasonable period of time (not to exceed ten
(10) Business Days) after it receives actual knowledge of any Event of Default under the Loan Documents.

     9.12   Removal of Agent.  The Agent may resign at any time upon thirty
            ----------------
(30) days prior written notice thereof to Lenders and Borrowers and upon receipt from Borrowers of written consent to such resignation, which consent shall not be unreasonably withheld. The Agent may be removed as Agent hereunder by the written direction of all Lenders (exclusive of Mellon) upon the following: (i) willful misconduct in the performance of Agent's duties or responsibilities under this Agreement; or (ii) if a receiver, trustee or conservator is appointed for Agent or any state or federal regulatory authority assumes management or control of Agent or, if under applicable law, the administrative discretionary duties and responsibilities of Agent hereunder become controlled by or subject to the approval of any state or federal regulatory authority. Upon any such removal, the Majority Lenders shall have the right to appoint a successor Agent subject to the written consent of Borrowers (not to be unreasonably withheld) only if the successor Agent is not a Lender immediately preceding the removal of the Agent. Upon the acceptance of the appointment as a successor Agent hereunder by such successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, obligations and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder.

     9.13   Action on Instructions of Lenders.  With respect to any provision
            ---------------------------------
of this Agreement, or any issue arising thereunder, concerning which the Agent is authorized to act or withhold action by direction of Lenders (or as the case may be under this Agreement, the Majority Lenders), the Agent shall in all cases be fully protected in so acting, or in so refraining from acting, hereunder in accordance with written instructions signed by Lenders. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all Lenders and on all holders of the Revolving Credit Notes.

     9.14   Several Obligations.  The obligation of each Lender is several,
            -------------------
and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

     9.15   Consent of Lenders to Agent's Rights.
            ------------------------------------

            (a) Agent shall have the sole and exclusive right to service, administer and monitor the Loans and the Loan Documents, including without limitation, the right to exercise all rights, remedies, privileges and options under the Loan Documents, including without limitation the credit judgment with respect to the making of Advances and the determination as to the basis on which and extent to which Advances may be made and the determination as to whether Letters of Credit should be issued, amended or extended or whether payments should be made to the Issuing Bank for draws honored on Letters of Credit.

            (b) Notwithstanding anything to the contrary contained in subparagraph (a) above, Agent shall not, without the prior written consent of all Lenders: (i) extend the Revolving Credit Term or the Revolving Credit Maturity Date, (ii) decrease any interest rate on the Revolving Credit or any fee owing to Lenders, (iii) compromise or settle all or any material portion of the Obligations, (iv) release any obligor from the Obligations except in connection with termination of the Revolving Credit and full payment and satisfaction of all Obligations, (v) modify this Section 9.15(b) or the definition of Majority Lenders, (vi) release any material portion of the Collateral except in connection with a sale in the ordinary course or other permitted disposition or upon full payment of the Obligations; or (vii) increase the Revolving Credit Limit or the Revolving Credit Pro Rata Share of any Lender; and, except as expressly provided in this Section 9.15(b) Agent shall not, without the prior written consent of the Majority Lenders, modify, amend or waive any provision of this Agreement or the other Loan Documents unless expressly permitted herein.

            (c) Notwithstanding anything to the contrary contained in subparagraph (b) above, Agent may in its discretion waive a violation of any provision of Section 6.9 above or withhold enforcement of action as a result of a violation thereof, for an indefinite period without the consent of any Lenders if the then most recent financial statements indicate that the deviation from the financial covenant required to be maintained as of that date is less than five percent (5%) from the required level.

            (d) After an acceleration of the Obligations, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all right, remedies, privileges and options under the Loan Documents and available at law or in equity to protect and enforce the rights of the Lenders and collect the Obligations, including, without limitation, instituting and pursuing all legal actions against Borrowers or to collect the Obligations, or defending any and all actions brought by Borrowers or other Person; or incurring Expenses or otherwise making expenditures to protect the Loans, the Collateral or Lenders' rights or remedies.

            (e) To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within five (5) Business Days of such Lender's receipt of such request, such Lender shall be deemed to have given its consent thereto.

            (f) Any amendment to Section 9 of this Agreement shall not require Borrowers' consent.

     9.16   Participations and Assignments:  Each Lender may at any time:
            ------------------------------

            (a) grant participations of its Revolving Credit Pro Rata Percentage of Loans or in and to its interests under this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank, lending institution or other entity which such Lender determines has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided however that: (i) all amounts payable by Borrowers to such Lender hereunder and voting rights of such Lender hereunder shall be determined as if such Lender had not granted such Participation; and
(ii) any agreement pursuant to which such Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefor shall retain the sole right and responsibility to exercise its rights and privileges including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement, provided, however that as between such Lender and its Participant such Lender may agree to consult with and obtain the approval of its Participant regarding any amendment, modification or waiver of any provision set forth in
Section 9.15(b); and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, to make Advances hereunder; and

            (b) assign all or any portion of its Revolving Credit Pro Rata Percentage of Loans and its right, title and interest therein or in and to this Agreement (accompanied by an equivalent delegation of its duties and obligations hereunder) to another Lender or any affiliate of a Lender, or to any other bank or financial institution having capital of at least $500,000,000, in each case with the prior written consent of the Agent, so long as (i) such assigning Lender pays Agent a transfer and processing fee of $3,500, (ii) the assignor and assignee execute an assignment in the form of Exhibit 9.16 attached hereto, and
(iii) following such assignment, each Lender hereto has a minimum Revolving Credit Pro Rata Share of $5,000,000 (other than any assigning Lender which has assigned its entire Revolving Credit Pro Rata Share). Upon request of Agent, Borrowers shall execute a replacement Revolving Credit Note (identical in form to the notes being delivered to the Lenders on the Closing Date) to the assignee Lender and the assignor Lender in the amount of their respective Revolving Credit Pro Rata Shares. Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Revolving Credit Note to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assignor Lender from its obligations hereunder.

SECTION 10.  MISCELLANEOUS

     10.1   GOVERNING LAW:  THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND
            -------------
DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE

REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

     10.2   Integrated Agreement:  The Revolving Credit Notes, the other Loan
            --------------------
Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' and Agent's rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

     10.3   Waivers, Release and Indemnification:
            ------------------------------------

            (a) No omission or delay by Agent or Lenders in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrowers no waiver will be valid unless in writing and signed by Agent and then only to the extent specified.

            (b) Each Borrower releases and shall indemnify, defend and hold harmless Agent and Lenders, and their respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) any Borrower's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and (iii) any Borrower's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation environmental laws, etc.) and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of Lenders constituting wilful misconduct or gross negligence. The obligations of Borrowers under this Section 10.3(b) shall survive the occurrence of any and all events whatsoever, including without limitation, payment of the Obligations or investigation by or knowledge of Lenders.

            (c) Each Borrower expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, and any other notice of any kind, and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of any party hereto. Borrowers further agree that Agent may accept, by way of compromise or settlement, from any one or more of the parties liable hereunder a sum or sums less than the amount of the Obligations, and may give releases to such parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments accepted or releases given without notice to any such party.

            (d) Each Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Agent under the terms of this Agreement, or of any of the other Loan Documents, as well as all benefit that might accrue to Borrower by virtue of any present or future laws exempting the Property, or any other property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Borrowers agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or upon any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Lender.

     10.4   Time:  Whenever Borrowers shall be required to make any payment,
            ----
or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day except with respect to the repayment of LIBOR Based Rate Loans as set forth in Section 2.4(b)(ii). Time is of the essence in the performance under all provisions of this Agreement and all related agreements and documents.

     10.5   Expenses of Agent and Lenders:  At Closing and from time to time
            -----------------------------
thereafter, Borrower will pay all reasonable expenses of Agent on demand (including, without limitation, search costs, audit fees, and the reasonable fees and expenses of legal counsel for Agent) relating to this Agreement, and all related agreements and documents, including, without limitation, expenses incurred in the analysis, negotiation, preparation, closing, administration, enforcement of this Agreement and the other Loan Documents, the enforcement, protection and defense of the rights of Agent and Lenders in and to the Loans and Collateral or otherwise hereunder, and any expenses relating to extensions, amendments, waivers or consents pursuant to the provisions hereof, or any related agreements and documents or relating to agreements with other creditors, or termination of this Agreement. Borrowers further agree to pay, or reimburse Lenders for, all reasonable out-of-pocket costs and expenses, including without limitation attorneys' fees, incurred in connection with the enforcement, protection and defense of their rights in and to the Loans and the Collateral or otherwise hereunder, following acceleration of the Obligations after the occurrence of an Event of Default hereunder. Collectively all of the foregoing are referred to as the "Expenses."

     10.6   Brokerage:  This transaction was brought about and entered into
            ---------
by Agent, Lenders and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent that they have not committed Agent or any Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Agent or any Lender by any broker, finder or agent or other person, each Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Agent, any action or actions to recover on such claim, at Borrowers' own cost and expense, including such party's reasonable counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in such party's favor, the amount demanded shall be deemed a liability of Borrowers under this Agreement.

      10.7  Notices:
            -------

            (a) Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person or if sent by telecopy or by nationally recognized overnight courier, or via first class, Certified or Registered mail, postage prepaid, as follows, unless such address is changed by written notice hereunder:

     If to Agent to:     Mellon Bank, N.A.
                         610 West Germantown Pike
                         Suite 200
                         Plymouth Meeting, PA  19462
                         Attn: Jacob E. Reiter,
                               First Vice President
                         Telecopy No.: 610/941-4136

     With copies to:     Blank Rome Comisky & McCauley
                         Four Penn Center Plaza
                         Philadelphia, PA  19103
                         Attn:  Lawrence Finkelstein, Esquire
                         Telecopy No.: 215/569-5555

     If to Borrowers to: TeleSpectrum Worldwide Inc.
                         443 South Gulph Road
                         King of Prussia, PA  19406
                         Attn: Richard C. Schwenk, Jr.
                         Telecopy No.: 610/878-7480

     With a copy to:     Morgan Lewis & Bockius
                         2000 One Logan Square
                         Philadelphia, PA  19103
                         Attn:  Michael Pedrick, Esquire
                         Facsimile No. 215-963-5299

     If to Lenders:      to the addresses set forth on Schedule "B" hereto

            (b) Any notice sent by Agent, any Lender or Borrowers by any of the above methods shall be deemed to be given when so received.

            (c) Agent shall be fully entitled to rely upon any facsimile transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

     10.8   Headings:  The headings of any paragraph or Section of this
            --------
Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

     10.9   Survival:  All warranties, representations, and covenants made by
            --------
any Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Agent and Lenders, and shall survive the delivery to Lenders of the Revolving Credit Notes, regardless of any investigation made by Lenders or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Agent and any and all Lenders shall constitute warranties and representations by Borrowers hereunder. Except as otherwise expressly provided herein, all covenants made by Borrowers hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

     10.10  Successors and Assigns:  This Agreement shall inure to the benefit
            ----------------------
of and be binding upon the successors and assigns of each of the parties. No Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

     10.11  Duplicate Originals:  Two or more duplicate originals of this
            -------------------
Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

     10.12  Modification:  No modification hereof or any agreement referred to
            ------------
herein shall be binding or enforceable unless in writing and signed by Borrower, Agent and the Lenders except as provided in Section 9 hereof. Any modification in accordance with the terms hereof shall be binding on all parties hereto, whether or not each is a signatory thereto.

     10.13  Signatories:  Each individual signatory hereto represents and
            -----------
warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

     10.14  Third Parties:  No rights are intended to be created hereunder, or
            -------------
under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent or any Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract with any other Person.

     10.15  Discharge of Taxes, Borrowers' Obligations, Etc.: Agent, in its
            ------------------------------------------------
sole discretion, shall have the right at any time, and from time to time, if Borrowers fail to timely perform, to: (a) pay for the performance of any of the Obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on any of any Borrower's Property in violation of this Agreement unless such entity is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, bear interest at the same rate applied to the Revolving Credit, until reimbursed to Agent. Such payments and advances made by Agent shall not be construed as a waiver by Agent or Lenders of an Event of Default under this Agreement.

     10.16  Withholding and Other Tax Liabilities:  Each Lender shall have the
            -------------------------------------
right to refuse to make any Advances from time to time unless Borrowers shall, at Agent's request, have given to Agent evidence, reasonably satisfactory to Agent, that they have properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall likewise constitute satisfactory evidence for such purpose. In the event that any lien, assessment or tax liability against Borrowers shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Agent shall have the right (but shall not be obligated, nor shall Agent or any Lender hereby assume the duty) to pay any such lien, assess assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Agent shall not pay any such tax, assessment or lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by such entity. In order to pay any such lien, assessment or tax liability, Agent shall not be obliged to wait until said lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Agent (shared ratably by Lenders) shall have paid for the discharge of any such lien shall be added to the Revolving Credit and shall be paid by Borrower to Agent with interest thereon, upon demand, and Agent shall be subrogated to all rights of such taxing authority against Borrower.

     10.17  CONSENT TO JURISDICTION:  AGENT, EACH BORROWER AND EACH LENDER
            -----------------------
HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF

THE COURTS OF COMMON PLEAS OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING AND IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

     10.18  Waiver of Jury Trial:  AS AN INDEPENDENT COVENANT, EACH OF AGENT,
            --------------------
EACH LENDER AND EACH BORROWER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THEM WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.


BORROWERS:                              TELESPECTRUM WORLDWIDE INC.


                                        By:________________________________

                                        Title:_____________________________

                                        Attest:____________________________


                                        TLSP TRADEMARKS, INC.


                                        By:________________________________

                                        Title:_____________________________

                                        Attest:____________________________


                                        TLSP INVESTMENTS, INC.


                                        By:________________________________

                                        Title:_____________________________

                                        Attest:____________________________


AGENT:                                  MELLON BANK, N.A., as Agent


                                        By:________________________________

                                        Title:_____________________________


LENDERS:                                MELLON BANK, N.A., as Lender


                                        By:________________________________

                                        Title:_____________________________

                                  SCHEDULE A
                                  ----------

                               Revolving Credit         Revolving Credit
  Lenders                       Pro Rata Share          Pro Rata Percentage
  -------                      ----------------         -------------------


Mellon Bank, N.A.               $ 50,000,000.00                100%

TOTAL COMMITMENT              $ 50,000,000.00                 100.00
                              ===============               ========

                                  SCHEDULE B
                                  ----------

Lender                              Address
------                              -------


Mellon Bank, N.A., as Agent         610 West Germantown Pike
                                    Suite 200
                                    Plymouth Meeting, PA  19462
                                    Attn: Jacob E. Reiter,
                                          First Vice President

                                     -93-